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                                                                     EXHIBIT 1.1


                              GRUPO TELEVISA, S.A.
                          AMENDED AND RESTATED BY-LAWS
                          (DATED AS OF APRIL 16, 2004)




                                    CHAPTER I

                 CORPORATE NAME, DOMICILE, CORPORATE EXISTENCE,
                        CORPORATE PURPOSE AND NATIONALITY


      ARTICLE ONE. The corporate name of the Company shall be "GRUPO TELEVISA". This corporate name must always be followed by the words "SOCIEDAD ANONIMA" or by the initials "S.A."

      ARTICLE TWO. The corporate domicile of the Company shall be MEXICO CITY, FEDERAL DISTRICT; nevertheless, the Company may establish agencies and branches anywhere else in the Mexican Republic or abroad, and it may agree upon any other contractual domiciles, without this being understood as a change of its corporate domicile.

      ARTICLE THREE. The corporate existence of the Company shall be NINETY-NINE years, as from the date of execution of this Deed.

      ARTICLE FOUR.  The corporate purpose of the Company shall be:

      (a) To promote, incorporate, organize, exploit and acquire any participations in the capital stock and patrimony of any kind of national or foreign mercantile or civil companies, associations or industrial, commercial, or service companies, as well as to participate in their management or liquidation.

      (b) To purchase, dispose of and in general negotiate with all type of shares, corporate participations or interest as well as with respect to any other type of titles or securities allowed by the law.

      (c) To issue, subscribe, accept, endorse and guarantee any negotiable instruments or real estate securities as allowed by the law.

      (d) To borrow or lend, conferring and accepting specific guarantees; to issue debentures and commercial paper; to accept, draw, endorse or guarantee all kinds of negotiable instruments and to grant bonds or sureties of any nature whatsoever, with respect to any obligations contracted or instruments issued or accepted by third parties engaged in any business with the Company.

      (e) To acquire, dispose of, enjoy and grant the enjoyment and use in any form whatsoever permitted by the law of real estate and personal property, as well as real rights
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thereon, when deemed necessary or appropriate in order to comply with the corporate purpose of the Company or for any operations of the civil or mercantile companies in which the Company has acquired any share or interest.

      (f) To obtain, acquire, use, dispose of and grant, under any title, any patents, certificates of invention, trademarks and trade names, options and preferences, as well as any copyright and concessions for any kind of activity.

      (g) To render, receive or contract all kind of technical, advisory and consulting services, as well as to enter into all kinds of contracts or agreements to attain said purposes.

      (h) To act as commission agent and to mediate and accept the representation in all kind of negotiations whatsoever.

      (i) To carry out, supervise or contract on its own account or on the account of third parties, any kind of constructions, buildings, subdivision of urban areas as well to manufacture, purchase and dispose, under any title, of any construction materials.

      (j) To carry out any other acts of commerce in which it may be involved in accordance with the law and its corporate purpose.

      ARTICLE FIVE. The capital stock will be represented by Series "A", "B", "D" and "L", pursuant to Article Six of these by-laws.


The Series "A", "B" and "D" can only be acquired by:

ONE. Individuals of Mexican nationality;

TWO. Mexican companies whose corporate by-laws contain a foreign investment exclusion clause, in which only Mexican persons and Mexican companies whose by-laws include a foreign investment exclusion clause can become shareholders;

THREE. Mexican credit, bonding and insurance institutions, financial leasing companies, financial factoring companies, credit unions and Mexican investment corporations, all of which shall have clauses of foreigner exclusion in their statutes;

FOUR. Credit institutions, acting as trustees in trusts for share assignment funds or retirement plans and share acquisition plans for Mexican employees, executives and workers; and

FIVE. Credit Institutions, acting as trustees in terms of the Foreign Investment Law and the Rules of the Foreign Investment Law and the National Registry of Foreign Investments.

The Company would not admit, direct or indirectly, as shareholders of Series "A", "B" or "D", to foreign investors or to companies whose by-laws include a foreign investment admission clause. In case the aforesaid investors or companies get to acquire Series "A", "B" or "D", the Company would absolutely not recognize them any right whatsoever as shareholders. The above, in the understanding, however, that such investors and companies may be holders of ordinary


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certificates of participation issued upon shares of the Company, notwithstanding the series that represent, but always taking into consideration that the trust to which the same are transferred, is considered and has been authorized as neutral investment in accordance with the applicable law.

The Series "L" shall be considered neutral investment and can be acquired by Mexican investors and by foreign individuals, companies and economic entities or by individuals, companies or entities referred to in sections II and III of article Two of the Foreign Investment Law. The Series "L" would not be taken into account in order to determine the amount and proportion of the participation of foreign investors in the capital stock, pursuant to the applicable law. In case that any foreign investor of the Company has or may have, acquired Series "L" shares, such foreign investor binds itself before the Ministry of Foreign Affairs to consider itself as a national regarding Series "L" shares that he acquires or is a holder of, and of its goods, rights, authorizations, participations or interests that the Company may hold, as well as any rights and obligations arising from the agreements, and not to invoke, for that reason, the protection of its Government, under the penalty, in case of not honoring such commitment, of forfeiting the corporate participation they may have acquired to the benefit of the Nation.

Holders of ordinary participation certificates issued upon Series "A", "B", "D" and "L" of the Company, that are foreigners or Mexican companies whose by-laws include a foreign investment admission clause, may exercise only and exclusively the corporate rights with respect to their Series "L", same that cannot grant to their holders, in any case whatsoever, the right to appoint more than two members of the Board of Directors of the Company.

In no event shall foreign Governments or States be admitted as shareholders of the Company.

      The control of the Company, in any moment and under any circumstance, can be withhold, individual or jointly, de iure or de facto, by foreign individuals, entities of foreign nationality and/or Mexican companies with majority of foreign capital. For purposes of this paragraph, "control" shall have the meaning set forth in Section Two of Article Ninth of these by-laws.



                                   CHAPTER II

                            CAPITAL STOCK AND SHARES


      ARTICLE SIX.  The capital stock is fixed.

The Company's authorized capital stock is Ps$2,524'173,643.26 (Two thousand five hundred twenty four million one hundred seventy three thousand six hundred and forty three Pesos, twenty six cents, Mexican Currency), represented by 369,273'370,401 (Three hundred sixty nine thousand two hundred seventy three million three hundred seventy thousand four hundred and one) nominative shares, without par value, which shall be divided in four series, as follows;

i)    Series "A" consisting of up to 124,736'244,175 ordinary shares;

ii)   Series "B" consisting of up to 60,269'682,796 ordinary shares;

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iii)  Series "D" consisting of up to 92,133'721,715 shares with limited voting rights and preferred dividend, issued pursuant to article One hundred thirteen of the General Law of Commercial Companies; and

iv) Series "L" consisting of up to 92,133'721,715 shares with limitations to voting and other corporate rights.

Series "A" and "B" shall be integrated by ordinary shares, with full voting rights that will represent, at any time, 100% (One hundred percent) of the total of the ordinary shares. The aggregate of the Series "A" and "B" shall represent, at least, 50% (Fifty percent) plus one share of the capital stock of the Company, to therefore, at any moment and under no circumstance, the total amount of ordinary shares can be equal or less than the aggregate of the Series "D" and "L".

Series "D" will consist of shares with limited voting rights and preferred dividend, issued in terms of article one hundred thirteen of the General Law of Commercial Companies, which by no means shall represent, added to the Series "L" shares, an equal or larger number to the total ordinary outstanding shares.

Series "L" will consist of shares with limitations to voting and other corporate rights, that by no means will represent, added up to Series "D", an equal or larger number than the total ordinary outstanding shares.

The capital stock and the number of shares referred to in sections i), ii), iii) and iv) above may diminish in case the Company repurchase its own shares pursuant to provisions set forth in articles 14 Bis 3 of the Securities Law and Eighth of these by-laws, but always being in compliance with the requirements and limitations established in this Article.

The Company will be able to issue non-subscribed shares in the terms and provisions foreseen in article Eighty One of the Securities Law, which shall correspond to the capital structure and division of the series of shares referred to in these By-laws.

      The Company may transfer the shares that represent its capital stock and/or of its ordinary certificates of participation to the trust, with credit institutions, with the purpose of establishing option plans for the acquisition or subscription of these shares, for the benefit of its executives and employees or its subsidiaries' executives or employees, or persons who render their services to the Company, its subsidiaries or affiliates.

      ARTICLE SEVEN. Within its respective Series, each share shall grant equal rights and obligations to their holders.

Each Series "A" and "B" ordinary share shall grant the right to 1 (one) vote at the Shareholders Meetings.

      I. Holders of Series "A", shall have the right to appoint and remove eleven members of the Board of Directors and their respective alternates, as well as the Chairman of the Board of Directors, the Chairman or General Manager of the Company and the Secretary

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      and Alternate Secretary of the Board of Directors, according to the provisions of Article Twenty Two of these by-laws. Holders of Series "A" shall have the monetary and economic rights conferred by law and these by-laws, including, but not limited to, the participation in any profits and the preferential right to subscribe the new shares of such series to be issued in such proportion as may correspond to them.

II. Holders of Series "B", shall have the right to appoint and remove five members of the Board of Directors and their respective alternates, pursuant to Article Twenty Two herein. Holders of Series "B" shall have the monetary and economic rights conferred by law and these by-laws, including, but not limited to, the participation in any profits and the preferential right to subscribe the new shares of such series to be issued in such proportion as may correspond to them.

III. Series "D" shares shall grant their holders the right to vote at the rate of one vote per share, under the terms of article One Hundred and Thirteen of the General Law of Commercial Companies, that is, when shareholders are called to deal with any of the matters referred to in sections I, II, IV, V, VI and VII of article One Hundred and Eighty Two of the General Law of Commercial Companies and shall be entitled to the privileges provided for in said article.
      Accordingly, Series "D" shares grant their holders the right to vote, at the rate of one vote per share, when the General Extraordinary Shareholders Meeting is held to deal with any of the following matters:

      1.    Extension of the corporate existence of the Company;

      2.    Advance dissolution of the Company;

      3.    Change in the corporate purpose of the Company;

      4.    Change of nationality of the Company;

      5.    Transformation of the Company; and

      6.    Merger of the Company with another company or legal entity.

      Series "D" shareholders, by resolution passed at a Special Meeting called for said purpose, shall be entitled to appoint and remove two members of the Board of Directors and their respective alternates, by means of the favorable vote of at least fifty percent of the outstanding Series "D" shareholders, which resolution shall be notified to the General Ordinary Shareholders Meeting through the person that have acted as secretary of the respective Special Meeting. The Proprietary Directors and Alternates that, in its case, were appointed by holders of Series "D", shall comply with the requirements provided for in Article Twenty First of these By-laws. Except as provided for in Article Twenty Seventh of these By-laws, the removal of Directors appointed by holders of Series "D" shall be resolved at a Special Shareholders Meeting and later notified to the General Ordinary Shareholders Meeting in the same form than the designations.

      In addition, Series "D" shareholders shall be entitled to vote, regarding the cancellation of

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      the listing of Series "D" shares of the Company or other securities issued regarding said shares in the Securities Section or Special Section of the National Registry of Securities and in other national or foreign stock exchanges where they are registered or listed.



   Holders of Series "D" will have the preferential right to subscribe the new shares of such series to be issued in such proportion as may correspond to them.


      Holders of Series "D" shall also be entitled to the payment of dividends referred to in article sixteen, section I, article One Hundred Twelve and article One Hundred Seventeen of the General Law of Commercial Companies, in the same terms as the other shareholders of the Company, once the minimum preferred dividend paid under the terms of the second paragraph of article One Hundred and Thirteen of the General Law of Commercial Companies, according to the following:

      a. In terms of article One Hundred of the General Law of Commercial Companies, dividends can not be assigned to the holders of ordinary shares, without paying beforehand to the Series "D" of limited vote, an annual dividend of $0.00034177575 Mexican Pesos, per share, equal to five percent of the theoretical value of Series "D" shares that amounts to $0.00683551495 Mexican Pesos, per share. If in a fiscal year no dividends are declared or such dividends are lower than the abovementioned five percent, the dividend will be paid in the following years with the priority indicated above.

      b. Once the dividend provided for in section a. above has been paid and the General Shareholders Meeting declares the payment of additional dividends, Series "A", "B" and "L" shareholders must receive the same amount of dividend received by Series "D" shareholders according to section a. above, so that all shareholders receive the same amount of dividends.

      c. If the Company pays any additional dividends, holders of all Series "A", "B", "D", and "L" shall receive, per share, the same amount of dividends, so that each Series "D" shall receive the payment of additional dividends in the manner and in an amount identical to those received by each of Series "A", "B" or "L".

      IV. Holders of Series "L" shares, with limitations to voting and other corporate rights, shall have the right to attend and cast one vote per each share, solely and exclusively at the Special Meetings of such Series, and at any Extraordinary Shareholders Meetings held to deal with the following matters: (i) transformation of the Company; (ii) merger with another company or companies, in the event that the Company is merged into such company or companies; and (iii) cancellation of the listing of Series "L" of the Company or of other securities issued with respect to such shares in the Special Section of the National Securities Registry in which they may be listed. Holders pf Series "L", by means of a resolution passed in a Special Meeting called for such purpose, shall be entitled to appoint and remove two members of the Board of Directors and their respective alternates, appointment which shall take place by means of the favorable

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vote of at least fifty percent of the outstanding Series "L" shareholders, and which resolution shall be notified to the General Ordinary Shareholders Meeting through the person that acted as secretary of the corresponding Special Meeting. The Proprietary and Alternates Directors which may be appointed by holders of Series "L" shares, shall comply with the requirements provided for in Article Twenty First of these By-laws. Except as provided for in Article Twenty Seventh of these By-laws, the removal of Directors appointed by Series "L" shareholders must be convened in a Special Shareholders Meeting and later notified to the General Ordinary Shareholders Meeting in the same form as the designations. Holders of Series "L" shall have the same monetary or economic rights as Series "A" and "B" ordinary shareholders, including the participation in any profits of the Company and the preferential right to subscribe the new shares to be issued of such Series "L" in the proportion that may correspond to them in such Series "L".

      ARTICLE EIGHT. According to the terms of article 14 Bis 3 section I of the Mexican Securities Market Law, the Company may acquire, through the stock exchange at which its shares are listed, at the then current stock exchange price, shares of its capital stock, or securities underlying such stock, provided the purchase is charged to the accounting capital if such shares are held by the Company or, if applicable, to the capital stock in the event that it is resolved to convert them into treasury shares, in which case a resolution by the Shareholders Meeting shall not be required. For this purpose, the General Ordinary Shareholders Meeting must expressly resolve, for each fiscal year, the maximum amount of resources which may be allocated to the purchase of its own shares, with the only limitation that the sum of resources which may be allocated for such purpose in any case may not exceed the total amount of the net profits of the Company, including retained earnings. The Board of Directors shall appoint for such effects the person or persons responsible for the acquisition and placement of the Company's repurchased shares.

      As long as the shares are held by the Company, they may not be represented in Shareholders Meetings of any kind or nature.

      The repurchased shares that the Company acquires under the terms of this Article or the treasury shares, as the case may be, may be replaced among public investors. The proceeds from the sale of the treasury shares shall be applied to increase the capital stock by the amount equal to the theoretical value of such shares; in case of any surplus, among the theoretical value and the price at which such shares are placed, the same shall be registered in the premium for subscription of shares account.

      Subject to the foregoing, the Company will be entitled to constitute and maintain one or more special reserves in order to acquire shares of its capital stock.

      The purchase and placement of shares pursuant to this Article, the reports that with respect to the same must be submitted to the General Shareholders Meetings, the financial information disclosure rules, as well as the terms and conditions pursuant to which such transactions will be disclosed to the Comision Nacional Bancaria y de Valores, the relevant stock exchanges and the public investor, shall be subject to the general rules enacted by the Comision Nacional Bancaria y de Valores pursuant to the terms of the Securities Market Law.


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      ARTICLE NINE. Section First. According to articles One Hundred and
Twenty-Eight and One Hundred and Twenty-Nine of the General Law of Commercial Companies, either directly or pursuant to article 57 paragraph IV section b) of the Securities Market Law, the Company shall keep and maintain a Stock Registry, which may be kept by the Secretary of the Board of Directors of the Company, a securities deposit institution, a credit institution or the person appointed by the Board of Directors to act as Registrar, on behalf of the Company.


      For a term that will expire precisely on December 10, 2008, the Company's shares will be documented in certificates that represent one or more shares of Series "A", Series "B", Series "D", Series "L", and if applicable, of the other series that the shareholders meeting may so determine. In this manner, immediately after the shares representing the capital stock are organized through such certificates, the Company will inscribe, for such period of time, in its Stock Registry, only to the "A", "B", "D" and "L" shares in the form of the mentioned titles and only when such period of time is over, the Company will be able to recognize and inscribe shares of different series. The Certificates to which this paragraph refers to will be contributed to a trust, with the purpose that such trust proceeds to issue the ordinary participation certificates that will be exchanged in the securities exchanges.

      The provisions of the former paragraph shall not be applicable (i) with respect to the Series "A" or any other series that holds the person who owns the majority of Series "A" and the permanent shareholder of the Company or any of its assignees, successors or the credit institutions that act as trustees in their behalf, and (ii) with respect to such Series "A" or any other series that, in its case, are contributed or affected in favor of financial institutions acting as trustees in such trust agreements executed with the purpose of establishing option plans for the benefit of the employees and directors of the Company or of its subsidiaries, or for the benefit of individuals that render their services to the Company, its subsidiaries, or the companies in which the same may participate, same that, therefore, may keep independently in the trust estate of such trusts shares of the same series.

      The Stock Registry shall be closed during any period of time starting five business days before any Shareholders' Meeting is held and ending on (and including) the date of such meeting. During such period no annotation shall be made on such Registry.

      However, the Board of Directors or the Executive Committee, indistinctly, may demand that the Registry be closed with more anticipation, whenever it considers it to be convenient, if it is so specified in the relevant meeting call, as such call is published at least ten days before the Registry is closed. Also, in case there are non-fulfillments to the provisions set forth in Section Two of this Article, the Board of Directors or the Executive Committee may cancel any registrations made under the Registry

            The Company shall consider as legal shareholder whomever is registered as such in the Stock Registry, taking into account the provisions of article seventy-eight of the Mexican Securities Market Law. This, subject to the provisions of Section Second of this Article Nine of the By-laws.


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      Section Second. (A) Any Person (as this concept is defined hereinbelow)
who individually or together with a Related Person (as this concept is defined hereinbelow) intends to acquire ordinary Shares (as this concept is defined hereinbelow) or rights over ordinary Shares, by any means or title, directly or indirectly, be it in one single act or in a succession of acts without any limit to the time between them, which consequence is that [such Person's] shareholding, individually or together with the Shares being acquired, having been acquired or intended to be acquired by a Related Person or [such Person's] ownership of rights over ordinary Shares, individually or together with the Shares being acquired, having been acquired or intended to be acquired by a Related Person directly or indirectly, is equal to or greater than 10% (ten percent) of the total number of ordinary Shares; (B) any Person who individually or together with a Related Person, intends to acquire ordinary Shares or rights over ordinary Shares, by any means or title, directly or indirectly, be it in one single act or in a succession of acts without any limit to the time between them, which Shares represent individually or together with the Shares being acquired, having been acquired or intended to be acquired by a Related Person, 10% (ten percent) or more of the total number of ordinary Shares; (C) any Person who is a Competitor (as this concept is defined hereinbelow) of the Company or of any Subsidiary (as this concept is defined hereinbelow) or Affiliate (as this concept is defined hereinbelow) of the Company, who individually or together with a Related Person intends to acquire ordinary Shares or rights over ordinary Shares, by any means or title, directly or indirectly, be it in one single act or in a succession of acts without any limit to the time between them, which consequence is that [such Person's] shareholding individually or together with the Shares being acquired, having been acquired or intended to be acquired by a Related Person or [such Person's] ownership of rights over ordinary Shares, individually or together with the Shares being acquired, having been acquired or intended to be acquired by a Related Person directly or indirectly, is equal to or greater than 5% (five percent) of the total number of issued Shares; and (D) any Person who is a Competitor of the Company or of any Subsidiary or Affiliate of the Company, who individually or together with a Related Person intends to acquire ordinary Shares or rights over ordinary Shares, by any means or title, directly or indirectly, be it in one single act or in a succession of acts without any limit to the time between them, which Shares individually or together with the Shares being acquired, having been acquired or intended to be acquired by a Related Person represents 5% (five percent) or more of the total number of issued Shares, shall require the prior written approval of the Board of Directors and/or of the Shareholders' Meeting, as indicated below. For these effects, the Person in question shall comply with the following:

   I. Board of Directors approval:

      1. The Person in question shall submit a written approval application with the Board of Directors. Such application shall be addressed and delivered, in an indubitable manner, to the Chairman of the Board of Directors, with a copy to the Secretary and the Assistant Secretaries of the Board. The aforesaid application shall set forth and detail the following:



            (a) the number and class or series of Shares that the Person in question or any Related Person (i) owns or co-owns, be it directly or through any Person or through any relative by consanguinity, affinity or adoption, within the fifth degree, or any spouse under a civil or common law marriage or by


                                      -9-
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                  means of any other intermediary; or (ii) in respect of which has, shares or enjoys any right, be it as a result of a contract or any other cause;



            (b) the number and class or series of Shares that the Person in question or any Related Person intends to acquire (i) be it directly or through any Person in which [the Person or the Related Person] has an interest or participation, either in the capital stock or in the direction, management or operation or through any relative by consanguinity, affinity or adoption, within the fifth degree, or any spouse under a civil or common law marriage or by means of any other intermediary;



            (c) the number and class or series of Shares in respect of which [the Person or Related Person] intends to obtain or share any right or option, be it as a result of a contract or any other cause;



            (d)   (i) the percentage that the Shares referred to in paragraph
                  (a) above represent of the aggregate Shares issued by the Company; (ii) the percentage that the Shares referred to in paragraph (a) above represent of the class or series to which they belong; (iii) the percentage that the Shares referred to in paragraphs (b) and (c) above represent of the aggregate Shares issued by the Company; and (iv) the percentage that the Shares referred to in paragraphs (b) and (c) above represent of the class or series to which they belong;



            (e) the identity and nationality of the Person or group of Persons who intends to acquire the Shares, in the understanding that if any of such Persons is an entity, trust or its equivalent, or any other vehicle, enterprise or other form of economic or commercial association, the identity and nationality of the partners or shareholders, settlors and beneficiaries or their equivalent, members of the technical committee or its equivalent, successors, members or associates shall be specified, as well as the identity and nationality of the Person or Persons that Control (as this concept is defined hereinbelow), directly or indirectly, the entity, trust or its equivalent, vehicle, enterprise or economic or commercial association in question, until the individual or individuals who have any right, interest or participation of any nature in the entity, trust or its equivalent, vehicle, enterprise or economic or commercial association in question are identified;



            (f) the reasons and purposes for which [the Person or Related Person] intends to acquire the Shares subject-matter of the approval being sought, mentioning, in particular, if [the Person or Related Person] intends to


                                      -10-
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                  acquire (i) Shares in addition to those referred to in the approval application, (ii) a Material Interest o (iii) the Control of the Company;



            (g) if [the Person or Related Person] is, directly or indirectly, a Competitor of the Company or of any Subsidiary or Affiliate thereof and if [the Person or Related Person] has the authority to legally acquire the Shares pursuant to the provisions of these by-laws and the applicable legislation; as well, it should be specified if the Person who intends to acquire the Shares in question has any relatives by consanguinity, affinity or adoption, within the fifth degree, or any spouse under a civil or common law marriage, that may be considered a Competitor of the Company or of its Subsidiaries or Affiliates, or has an economic relationship with a Competitor or has an interest or participation either in the capital stock or in the direction, management or operation of a Competitor, directly or through any Person or relative by consanguinity, affinity or adoption, within the fifth degree or any spouse under a civil or common law marriage;


            (h) the origin of the economic resources that [the Person or Related Person] intends to use to pay the price of the Shares subject-matter of the application; in the event such resources derive from any financing, the identity and nationality of the Person providing such resources shall be specified and the documents subscribed by such Person, evidencing and explaining the conditions of such financing, shall accompany the approval application;



            (i) if [the Person or Related Person] forms part of an economic group, formed by one or more Related Persons, which as such, in one act or in a succession of acts, intends to acquire Shares or rights over the same or, in its event, if such economic group, is the owner of Shares or rights over Shares;



            (j) if [the Person or Related Person] has received economic resources in loan or in any other concept from a Related Person or has provided economic resources in loan or in any other concept to a Related Person, in order to pay the price of the Shares; and



            (k) the identity and nationality of the financial institution acting as broker, in the event that the acquisition in question is carried out through a tender offer.


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      2.    Within the ten (10) days following the date of receipt of the approval application referred to in paragraph I.1. above, the Chairman or the Secretary or, in the absence of the latter, any Assistant Secretary, shall call the Board of Directors in order to discuss and resolve on the above-mentioned approval application. The notice for the meetings of the Board of Directors shall be made in writing and shall be sent by the Chairman or the Secretary or, in the absence of the latter, by any Assistant Secretary, to each of the regular and alternate directors at least forty five (45) days in advance of the date when the meeting is to take place, by certified mail, private courier service, telegram, telex, telecopier or facsimile, to their domiciles or to the addresses that the directors have informed in writing in order to be notified for purposes of the matters referred to in this Article of the by-laws. The alternate directors shall only participate in the deliberations and vote in the event the corresponding regular director does not attend the meeting being called. The notices shall specify the time, date and place of the meeting and the Agenda therefor.



            For purposes of this Article of the by-laws, resolutions adopted without a Board meeting shall not be valid.



      3. Except for the provisions of the last paragraph of this section I.3., the Board of Directors shall decide on all approval applications submitted within the sixty (60) days following the date when the application was submitted. The Board of Directors may, in any case and without incurring in liability, submit the approval application to the decision of the general extraordinary shareholders' meeting. Notwithstanding the foregoing, the general extraordinary shareholders' meeting shall necessarily decide on any approval application in the following cases:



            (a) when the Share acquisition subject-matter of the application implies a change of Control in the Company; or



            (b) when [after] having been called in terms of the provisions of this Article, the Board of Directors cannot be installed for any cause; or



            (c) when [after] having been called in terms of the provisions of this Article, the Board of Directors does not decide on the approval application submitted [to the Board of Directors], with the exception of the instances in which [the Board of Directors] does not decide due to the request of the documents or clarifications referred to in the immediately following paragraph.

            The Board of Directors may request the Person who pretends to acquire the Shares in question, the additional documents and clarifications that it considers necessary in order to decide on the approval application submitted [to the Board of Directors], including the documents that evidence the veracity of the information referred to in sections I.1(a) to I.1(k) of this Article. Should the Board of Directors request the above-cited clarifications or documents, the sixty (60) day term set forth in the first paragraph of this section I.3 shall be counted as of the date when the aforementioned Person makes or delivers, as may be the case, the clarifications or documents requested by the Board of Directors, through its Chairman, its Secretary or any Assistant Secretary.



      4. In order for the Board to validly hold a meeting, at least 75% (seventy five percent) of the respective regular or alternate directors shall be in attendance and its decisions and resolutions, to be valid, shall be adopted by the favorable vote of the majority of the directors in attendance. The Chairman of the Board shall have a deciding vote, in the event of a tie.



            The meetings of the Board of Directors called to decide on the above-mentioned approval applications shall consider and adopt resolutions solely with regards to the approval application referred to in this section I.



      5. Should the Board of Directors approve the Share acquisition requested and such acquisition imply the acquisition of a Material Interest (as this concept is defined hereinbelow) without such acquisition exceeding half of the ordinary voting Shares or implying a change of Control in the Company, the Person who intends to acquire the Shares in question shall carry out a tender offer, at a price payable in cash, for the percentage of Shares equal to the percentage of ordinary voting Shares that [such Person] intends to acquire or for 10% (ten percent) of the Shares, whichever is greater.



            The tender offer referred to in this section 1.5. shall be made simultaneously in Mexico and in the United States of America within the sixty (60) days following the date when the Share acquisition in question was authorized by the Board of Directors. The price to be paid for the Shares shall be the same, regardless of the class or series in question. Should there be certificates or instruments representing two or more shares of the capital stock of the Company and shares that were issued and are outstanding individually, the price of the latter shall be determined by the dividing the price of the above-mentioned certificates or instruments by the number of underlying shares that they represent.



      6. Any Person who is a Competitor of the Company or of any Subsidiary or Affiliate thereof, who intends to acquire Shares or rights over Shares, by any means or title, directly or indirectly, be it in one single act or in a succession of acts without any limit to the time between them, as a result of which [such Person's] shareholding or ownership of rights over Shares, directly or indirectly, is equal to or greater than 5% (five percent) of the total number of issued Shares and any Person who is a Competitor of the Company or of any Subsidiary or Affiliate thereof, who intends to acquire Shares or rights over Shares, by any means or title, directly or indirectly, be it in one single act or in a succession of acts without any limit to the time between them, representing 5% (five percent) or more of the total number of issued Shares, shall require the prior written approval of the Shareholders' Meeting. The corresponding approval application shall be submitted to the Board of Directors which shall be called as provided in sections I.1. and I.2. hereof. The Board of Directors may deny the authorization being sought or may submit the approval application in question to the consideration of the general extraordinary shareholders' meeting in order for it to decide thereon.



II.   Shareholders' meeting approval:



      1. In the event that the approval application referred to in this Article of the by-laws is submitted to the decision of the general extraordinary shareholders' meeting, the Board of Directors, by means of the Chairman or of the Secretary or, in the absence of the latter, of any Assistant Secretary, shall call the general extraordinary shareholders' meeting.



      2. For purposes of this Article of by-laws, the notice for the general extraordinary shareholders' meeting shall be published in the official gazette of the domicile of the Company and in two of the newspapers with broadest circulation in such domicile, at least thirty (30) days in advance of the date set for the meeting; in the case of a second notice the publication shall likewise be made at least thirty (30) days in advance of the date set for the corresponding meeting; in the understanding that this last notice shall notice shall only be published after the date for which the unheld meeting was called in first notice.



            The notice shall contain the Agenda and shall be signed by the Chairman or the Secretary or, in the absence of the latter, by any Assistant Secretary of the Board of Directors.



      3. For purposes of this Article, in order for a general extraordinary shareholders' meeting to be deemed legally assembled by virtue of first or subsequent notice, at least 85% (eighty five percent) of the ordinary voting Shares must be represented therein and its resolutions shall be valid when adopted with the favorable vote of the holders of Shares representing, at least, 75% (seventy five percent) of the ordinary voting Shares.

            From the moment of publishing of the notice for the shareholders' meeting referred to in this Article of the by-laws, the information and documents mentioned in the Agenda and, as a result, the approval application referred to in paragraph I.1 of this Article of the by-laws, and any opinion and/or recommendation issued, in its event, by the Board of Directors in connection with the above-mentioned approval application, shall be put at the disposal of the shareholders, at the offices of the Secretary of the Company, at no cost.



      4. If the general extraordinary shareholders' meeting approves the proposed acquisition of Shares and such acquisition implies the acquisition of a Material Interest (as this concept is defined hereinbelow) without such acquisition exceeding half of the ordinary voting Shares or implying a change of Control in the Company, the Person who intends to acquire the Shares in question shall make a tender offer, at a price payable in cash, for the percentage of the Shares that is equivalent to the percentage of ordinary voting Shares that [the Person] intends to acquire or for 10% (ten percent) of the Shares, whichever is higher.



            The tender offer referred to in this section 4. shall be made simultaneously in Mexico and in the United States of America within the sixty (60) days following the date in which the Share acquisition in question was approved by the general extraordinary shareholders' meeting. The price to be paid for the Shares shall be the same, regardless of the class or series in question. Should there be certificates or instruments representing two or more shares of the capital stock of the Company and shares which were issued and are outstanding individually, the price of the latter shall be determined by dividing the price of the above-mentioned certificates or instruments by the number of underlying shares that they represent.


      5. If the general extraordinary shareholders' meeting approves the proposed Share acquisition and such acquisition implies a change of Control in the Company, the Person who intends to acquire the Shares in question shall make a tender offer for 100% (one hundred percent) minus one of the issued and outstanding Shares, at a price payable in cash not smaller than the highest price between the following:



            a. the book value of the Share according to the last quarterly profit statement approved by the Board of Directors, or



            b. the highest closing price of the transactions carried out in stock exchanges during any of the three hundred and sixty five (365) days preceding the date of the approval granted by the general extraordinary shareholders' meeting, or

            c. the highest price paid for the Shares at any time by the Person acquiring the Shares subject-matter of the application approved by the general extraordinary shareholders' meeting.



            The tender offer referred to in this section 5. shall be made in Mexico and in the United States of America within the sixty (60) days following the date in which the Share acquisition in question was approved by the general extraordinary shareholders' meeting. The price to be paid for the Shares shall be the same, regardless of the class or series in question. Should there be certificates or instruments representing two or more shares of the capital stock of the Company and shares which were issued and are outstanding individually, the price of the latter shall be determined by dividing the price of the above-mentioned certificates or instruments by the number of underlying shares that they represent.

      6. The Person who carries out a Share acquisition approved by the general extraordinary shareholders' meeting, shall not be registered in the stock registry of the Company but until such time when the tender offer referred to in sections II.4 and II.5 above has been concluded. Consequently, such Person shall not be able to exercise the corporate nor the economic rights corresponding to the Shares whose acquisition has been approved but until such time when the tender offer has been concluded.

            In the case of Persons who are already shareholders of the Company and, as a result, are registered in the stock registry of the Company, the Share acquisition approved by the general extraordinary shareholders' meeting shall not be registered in the stock registry of the Company but until such time when the tender offer has been concluded and, consequently, such Persons shall not be able to exercise the corporate nor the economic rights corresponding to the acquired Shares.

      The Board of Directors and the Shareholders' Meeting, as may be the case, shall have the right to determine if one or more Persons that intend to acquire Shares are acting jointly, in coordination or in agreement with others, in which case, the Persons in question shall be considered as a single person for purposes of this Article of the by-laws.

      As well, the Board of Directors and the Shareholders' Meeting, as may be the case, shall determine the cases in which Shares held by different Persons, shall be considered as Shares held by a same Person for purposes of this Article. In this sense, it shall be deemed that the Shares held by a Person, plus the Shares (i) held by any relative by consanguinity, affinity or adoption, within the fifth degree, or any spouse under a civil or common law marriage of that Person, or (ii) held by an entity, trust or its equivalent, vehicle, enterprise or other form of economic or commercial association whenever such entity, trust or its equivalent, vehicle, enterprise or economic or commercial association is

      Controlled by the above-mentioned Person or (iii) held by any Related Person [related] to such Person.

      In their assessment of the approval applications referred to in this Article, the Board of Directors and/or Shareholders' Meeting, as may be the case, shall take into account the factors that they deem appropriate, considering the interests of the Company and its shareholders, including financial, market, business and other factors.

      In order for a general extraordinary shareholders' meeting, in which a merger, a spin-off or an increase or reduction of the capital of the Company implying a change of Control is to be discussed, to be considered legally held by virtue of first or subsequent call, at least 85% (eighty five percent) of the ordinary voting Shares must be represented and its resolutions shall be valid when adopted with the favorable vote of the holders of Shares representing, at least, 75% (seventy five percent) of the ordinary voting Shares.


      The Person who acquires Shares without having complied with the formalities, requirements and other provisions of this Article of the by-laws, shall not be registered in the stock registry of the Company and, consequently, such Person shall not be able to exercise the corporate nor the economic rights corresponding to such Shares, including specifically the exercise of voting rights at shareholders' meetings. In the case of Persons who are already shareholders of the Company and, therefore, are already registered in the stock registry of the Company, the Share acquisition carried out without complying with any of the formalities, requirements and other provisions of this Article of the by-laws, shall not be registered in the stock registry of the Company and, consequently, such Persons shall not be able to exercise the corporate nor the economic rights corresponding to such Shares, including specifically the exercise of voting rights at shareholders' meetings. In the instances when the formalities, requirements and other provisions of this Article of the by-laws have not been complied with, the certificates or lists referred to in the first paragraph of article 78 of the Securities Market Law (Ley del Mercado de Valores), shall not demonstrate the ownership of Shares nor shall they evidence the right to attend shareholders' meetings and registration in the stock registry of the Company, nor shall they legitimize the exercise of any action, including those of a procedural nature.

      The authorizations granted by the Board of Directors or by the Shareholders' Meetings pursuant to the provisions of this Article, shall cease to be in effect if the information and documents on which such authorizations were granted upon are not or cease to be true.

      Additionally and in accordance with the provisions of Article 2117 of the Federal Civil Code (Codigo Civil Federal), any Person who acquires Shares in violation of the provisions of this Article of the by-laws, shall pay liquidated damages to the Company in an amount equivalent to the market value of all Shares acquired without the approval referred to in this Article of the by-laws. In the case of Share acquisitions with no consideration carried out in violation of the provisions of this Article of the by-laws, the liquidated damages shall be in an amount equivalent to the market value of the Shares subject-matter of the acquisition in question.

      The provisions of the Section Second of this Article of the by-laws shall not apply to (a) the acquisition of Shares by the law of succession, even by inheritance or testamentary gift; or (b) the acquisition of Shares (i) by the Person who, directly or indirectly, is entitled to appoint the majority of the members of the board of directors of the Company; (ii) by any company, trust or its equivalent, vehicle, entity, enterprise or other form of economic or commercial association under the Control of the Person referred to in item (i) above; (iii) by succession to property of the Person referred to in item (i) above; (iv) by the lineal ancestors and descendants within the third degree of the Person referred to in item (i) above; or (v) by the Person referred to in item (i) above, whenever [such Person] is reacquiring the Shares of any company, trust or its equivalent, vehicle, entity, enterprise, form of economic or commercial association, ancestors or descendants referred to in items (ii) and (iv) above; and
      (vi) by the Company or its Subsidiaries, or by trusts created by the Company or its Subsidiaries or by any other Person Controlled by the Company or its Subsidiaries.



      For purposes of this Article, the terms or concepts mentioned below shall have the meaning that follows:


            "Shares" means the shares representing the capital stock of the Company, regardless of their class or series, or any other certificate, security or instrument that was issued based upon such shares or that is convertible into such shares, including specifically certificados de participacion ordinarios representing Shares of the Company.

            "Affiliate" means any company that Controls, is controlled by, or is under common Control with, another Person.

            "Competitor" means any Person dedicated, directly or indirectly, (i) to the business of television production, television broadcasting, television programming, pay-television programming, distribution of television programs, direct-to-home satellite services, periodical and editorial publications and distribution thereof, music recording, television by cable or any other means known or to be known, production for radio, radio broadcasting, promotion of professional sports and other entertainment events, pager services, production and distribution of motion pictures, dubbing, the operation of any internet portal and/or (ii) to any activity carried out by the Company or its Subsidiaries representing 5% (five percent) or more of the income of the Company and its subsidiaries on a consolidated basis.

            "Control" or "Controlled" means: (i) to be the owner of the majority of the ordinary voting shares representing the capital stock of a company or of securities or instruments issued based upon such shares; or (ii) the ability or possibility to appoint the majority of the members of the board of directors or the manager of an entity, trust or its equivalent, vehicle, enterprise or other form of economic or commercial association, be it directly or indirectly through the exercise of the voting right corresponding to the shares or equity quotas held by a Person, of any pact resulting in the voting right corresponding to the shares or equity quotas held by a third party being exercised in the same sense as the voting rights corresponding to the shares or equity quotas held by the above-cited Person or in any other manner; or (iii) the ability to determine, directly or indirectly, the policies and/or decisions of the management or operation of an entity, trust or its equivalent, vehicle, enterprise or any other form of economic or commercial association.

            "Material Interest" means the ownership or possession, directly or indirectly, of 20% (twenty percent) or more of the ordinary voting Shares.

            "Person" means any individual or entity, company, trust or its equivalent, vehicle, enterprise or any other form of economic or commercial association or any of their Subsidiaries or Affiliates or, if so determined by the Board of Directors or by the Shareholders' Meeting, any group of Persons that is acting jointly, in coordination or in agreement in accordance with the provisions of this Article.

            "Related Person" means any individual or entity, company, trust or its equivalent, vehicle, enterprise or any other form of economic or commercial association, or any other parent by consanguinity, affinity or adoption within the fifth degree or any spouse under a civil law or common law marriage, or any of the Subsidiaries or Affiliates of all of the above, (i) that belongs to the same economic or interest group of the Person that intends to acquire the Shares or is a Subsidiary or Affiliate of such Person or (ii) that acts in agreement with the Person who intends to acquire the Shares.

            "Subsidiary" means any company in respect of which a Person owns the majority of the shares representing its capital stock or in respect of which a Person has the right to appoint the majority of the members of its board of directors or is sole administrator.

      The provisions of this Article of the by-laws shall apply regardless of the laws and general provisions concerning the acquisition of securities that are compulsory in the markets in which the Shares or other securities issued in relation thereto or rights derived therefrom are listed (i) that must be revealed to the authorities or (ii) that must be made through tender offer.


      To amend the Section Second of this Article the prior written authorization of the National Banking and Securities Commission (Comision Nacional Bancaria y de Valores) shall be required.

      This pact shall be recorded with the Public Registry of Commerce of the corporate domicile of the Company and shall be transcribed in the certificates of the shares representing the capital stock of the Company, to the effect of creating rights against all third parties.

      ARTICLE TEN. The Subsidiaries of the Company may in no event invest, neither directly nor indirectly, in the capital stock of the Company, nor of any other company with respect to which the Company is its Subsidiary, unless in the event of such Subsidiaries acquiring shares of the Company, with the aim of complying with any sale options or plans granted or designed, or to be granted or designed for the benefit of the employees or officers of said Subsidiaries or this Company, provided that the number of those shares does not exceed 25% (twenty-five percent) of all outstanding shares of this Company. For purposes of this Article, the term Subsidiary shall have the meaning set forth in the general accounting accepted principles referred to in the general provisions or rules issued by the National Banking and Securities Commission.



                                 CHAPTER III

                  INCREASE AND DECREASE IN THE CAPITAL STOCK


      ARTICLE ELEVEN. Increases in the capital stock shall be carried out by resolution of the General Extraordinary Shareholders Meeting and the respective amendment of By-laws; once the respective resolutions have been passed, the Shareholders Meeting which resolves on the increase, or any subsequent Shareholders Meeting, shall determine the terms and basis on which said increase should be implemented. The foregoing, subject to the provisions of the Second Section of Article Nine of this by-laws.

      All increases in the capital stock must be carried out by means of the issuance of shares in such a form that in no event may Series "L" or Series "D" shares exceed the maximum number provided for in Article Six of these By-laws.

      Increases in capital stock may take place by means of (i) the capitalization of accounts of net worth referred to in article One Hundred and Sixteen of the General Law for Commercial Companies, (ii) through the payment in cash or in kind, or (iii) through the capitalization of liabilities. In the event of increases due to capitalization of items of the net worth, all shares shall be entitled to the proportional part corresponding to them in such accounts. In the event of increases due to payment in cash or in kind or due to capitalization of liabilities, those shareholders holding outstanding shares at the time of the determination of the increase, shall have preference, with the prerogatives and limitations established by the applicable law in each country, if applicable, according to the circumstances, in the subscription of any new shares issued or made outstanding to represent such increase, in proportion to the shares held by them in each respective Series at the time of the increase, for a term of no less than fifteen days established for that purpose by the Meeting which resolved on the increase. Said term shall be calculated as from the date of publication of the respective notice in the official gazette of the corporate domicile (for purposes of this Article of the By-laws, the shareholders consider the Official Gazette of the Federation as the official gazette of the Company's corporate domicile) and in one of the newspapers having the widest circulation at the corporate domicile, or as from the date of the Meeting in the event that all the shares which the capital stock has been divided into, have been represented at said Meeting.

      In the event that after the expiration of the term during which the shareholders should enforce the preference granted to them in this Article, there should be any remaining shares pending subscription, these may be offered for subscription and payment pursuant to the conditions and terms determined by the Meeting, which had decreed the increase in the capital stock or in the terms provided for by the Board of Directors, the Executive Committee, or Delegates designated by the Meeting for such purposes, on the understanding that the offering price for the shares to third parties may not be less than that which was offered to the shareholders of the Company for subscription and payment.

      ARTICLE TWELVE. The capital stock may be decreased by resolution of the Extraordinary Shareholders Meeting according to the rules provided for in this Article. Decreases in the capital stock shall be made by resolution of the General Extraordinary Shareholders Meeting and the respective amendments of By-laws, complying, in any case, with the provisions of Article Nine and, if applicable, article One Hundred and Thirty-Five of the General Law of Commercial Companies, and article 14 Bis 3, Section One of the Securities Market Law. The foregoing in terms of Section Second of Article Nine of this by-laws.

      Decreases in the capital stock may be made in order to cover losses, to reimburse the shareholders or to release them from payments not made, to allow for the acquisition of the Company's own shares and, if applicable, by redemption of shares with profits subject to sharing.

      In no event decreases in the capital stock shall be carried out or shares representing the capital stock or securities representing them be repurchased in such a manner that the number of Series "L" or Series "D" shares outstanding exceeds the maximum referred to in Article Six of these By-laws.

      Decreases in the capital stock made to cover losses shall be carried out in proportion to all shares of the capital stock, without it being necessary to cancel shares, due to the fact that they express no par value.

      The Company may redeem shares with profits subject to sharing, without decreasing its capital stock, for which purpose the Extraordinary Shareholders Meeting resolving on the redemption, in addition to the provisions of article one hundred and thirty-six of the General Law of Commercial Companies, shall observe the following rules:

      (a) The Meeting may agree to redeem shares to all shareholders, which shall be made in such a form that after the redemption, they have the same percentages regarding the capital stock and shareholding which they had previously.

      (b) When the redemption of shares is carried out by means of their purchase in the stock exchange, through a public purchase offer, the Shareholders Meeting, after passing the respective resolutions, may empower the Board of Directors to state the number of shares to be redeemed and the person appointed as intermediary or purchase agent, with all other provisions that may be necessary.

      (c)  Share certificates of redeemed shares shall be cancelled.

      In no event may shares be redeemed in such manner that the number of shares outstanding corresponding to Series "L" or Series "D" shares exceeds the maximum referred to in Article Six of these By-laws.

      ARTICLE THIRTEEN. Definitive or provisional share certificates representing the shares shall be registered and may cover one or more shares, they shall contain the notations referred to in article one hundred and twenty-five of the General Law of Commercial Companies, the indication of the Series to which they correspond, they shall contain the text of Article Six and Article Nine Section Second of these By-laws and will be signed by two Regular Members of the Board of Directors.

      The signatures of the mentioned directors may be in autograph or facsimile form, provided, in this last case, that the original of the respective signatures is deposited at the Public Registry Bureau of the corporate domicile. In the event of definitive share certificates, they must have adhered thereto the numbered registered coupons as set provided in the applicable legislation or the ones to be determined by the Board of Directors.



                                  CHAPTER IV

                            SHAREHOLDERS MEETINGS


      ARTICLE FOURTEEN. The Shareholders Meetings shall be General or Special and Extraordinary or Ordinary.

Extraordinary Meetings shall be those called to deal with any of the matters indicated in article one hundred and eighty-two of the General Law of Commercial Companies and Article Nine Section Second, second paragraph of Article Twenty First, Twenty Third and Forty Seventh of these by-laws, and those others that, by express disposition of the law or of these by-laws, must be dealt, discussed and approved in an Extraordinary Meeting. Likewise, Extraordinary Meetings shall be those convened to resolve on the cancellation of the listing of the shares of the Company in the Special or Securities Sections of the National Registry of Securities and in other Mexican stock exchanges or foreign markets where they are listed. All other meetings shall be Ordinary Meetings.

Special Meetings shall be those held to deal with the following matters, as the case may be depending on the respective Series and shall be subject the provisions set forth in Article Twenty Fifth of these by-laws and if nothing is provided therein, is shall be applicable the provisions of the Extraordinary
Meetings:

      (i)   Special Meetings for Series "D":

      Special Meetings for Series "D" shall be those held by the shareholders of such Series in order to deal with the following:

            (a) Appoint and remove the members of the Board of Directors and their respective Alternates that to such Series "D" correspond to appoint, pursuant to Articles Seventh, Twenty Sixth and other related of these by-laws.

            (b) Discuss and approve, in advance, any provision that may harm the rights that are conferred in these by-laws to Series "D" and not to any other of the remaining Series.

      (ii)  Special Meetings for Series "L":

      Special Meetings for Series "L" shall be those held by the shareholders of such Series in order to deal with the following:

            (a) Appoint and remove the members of the Board of Directors and their respective Alternates that to such Series "L" correspond to appoint, pursuant to Articles Seventh, Twenty Sixth and other related of these by-laws.

      Discuss and approve, in advance, any provision that may harm the rights that are conferred in these by-laws to Series "D" and not to any other of the remaining Series.

      ARTICLE FIFTEEN. Calls for Shareholders Meetings must be made by the Board of Directors or by the Statutory Auditors. However, shareholders representing at least ten percent of the capital stock entitled to vote on the subject, may require in writing, at any time, that the Board of Directors or the Statutory Auditors call a General Shareholders Meeting to deal with the matters specified in said request, in terms of the provisions of article one hundred and eighty four of the General Law of Commercial Companies. The foregoing shall be in effect notwithstanding the provisions of Article Nine Section Second of these by-laws.

      Any shareholder holding one voting share shall have the same right in any of the cases referred to in article one hundred and eighty-five of the General Law of Commercial Companies. If the call is not made within the fifteen days following the date of the request, a Civil or District Judge of the domicile of the Company shall make such call at the request of any of the concerned parties, who must exhibit their shares with this purpose.



      ARTICLE SIXTEEN. Calls for the Meetings must be published in the Official Gazette of the domicile of the Company or in one of the newspapers with a wide circulation at such domicile and may be published in a newspaper with a wide circulation in Manhattan, New York, United States of America, at least fifteen days in advance to the date fixed for the Meeting for cases of General Ordinary Shareholders Meeting, and at least eight days in advance to the dated in which the meeting shall be held, for cases of General Extraordinary Shareholders Meeting if the Special Shareholders Meeting. In the event of a second call, the publication must be made at least eight days in advance to the date fixed to hold the respective Meeting, either if such meeting shall be general or special, ordinary or extraordinary. The Shareholders Meetings may be called by the Board of Directors, by the Chairman of such Board and by the Statutory Auditor. Calls shall contain the Agenda and must be signed by the person or persons making them, provided that if such calls are made by the Board of Directors, the signature of the Secretary or Assistant Secretary shall suffice. The call mentioned in this paragraph shall be made and published in terms of Article Nine Section Second of these by-laws, when the call is made to resolve the matters mentioned in the same.



      From the moment in which the call for a Shareholders Meeting is published, the corresponding information and documents that are prepared by the Company, related to each one of the matters in the agenda of the referred meeting, shall be available, immediately and at no cost, for the corresponding voting shareholders.

When the Meetings are held to deal with matters where Series "D" and Series "L" are not entitled to vote, they may be held without a prior call, if the total number of Series "A" and Series "B" is fully represented at the time of voting. If at any Meeting, regardless whether it is General or Special, Ordinary or Extraordinary Meeting, all shareholders entitled to vote in the corresponding meeting are in attendance, said Meeting may resolve on matters of any nature and even on matters not contained in the relevant Agenda.



      ARTICLE SEVENTEEN. Shareholders registered in the Share Registry Book of Shares kept by the Company as holders of one or more shares thereof shall be admitted to the Meeting. Said Registry shall be considered closed five days before the date fixed for the holding of the Meeting. The foregoing shall be in effect notwithstanding the provisions of Article Nine Section Second of these by-laws.

      To attend the Meetings, the shareholders must exhibit their respective admission cards which are to be issued only at the request of persons who are registered as holders of shares in the Registry Book of Registered Shares of the Company; the request must be submitted at least forty-eight hours before the time fixed for the holding of the Meeting, together with the deposit, in the Secretary's Office of the Company, of the respective share certificates or the deposit certificates or evidence of said securities issued by an institution for the deposit of securities, by a credit institution, either Mexican or foreign, or by authorized brokerage houses. Shares deposited to be entitled to attend Meetings shall not be returned until after the Meetings have been held, by way of the delivery of the certificate which shall be issued to the shareholder in exchange thereof.

      The Company may, in terms of paragraph b) of section IV of article 57 of the Securities Market Law, request that such Registry Book of Registered Shares is kept by an institution for the deposit of securities authorized for that effect.

      ARTICLE EIGHTEEN. Shareholders may be represented at the Meetings by the person or persons they may appoint by means of a proxy granted forcefully in terms of the format prepared by the Company, which shall have to contain, in addition to the requirements mentioned in article 14 Bis 3, section VI, paragraph c) of the Securities Market Law, the following information: (a) the express mention and under oath of truth in the sense that if the shareholder (or holder of the stock certificates referred to the shares representative of the capital stock of the Company) and/or spouse or concubine, as well as his family members by consanguinity, affinity or civil, up to five degrees, without limitation, is(are) a Competitor (as such term is defined in Article Nine Section Second of these By-laws) of the Company or any of its subsidiaries; (b) the express mention and under oath of truth, that such shareholder (or holder of titles referred to the shares representing the capital stock of the Company), or his spouse or concubine, as well as its family by consanguinity, affinity or civil, up to five degrees, without limitation, is(are) holders or beneficiaries at that date, directly or indirectly, of shares of the Company (or titles referred to these) representing 5% (five percent) or more of the total shares issued by the Company, or in its case, direct or indirect holders or beneficiaries, of rights of any kind of shares of the Company (or titles referred to these) representing such percentage; (c) the express mention and under oath of truth that if any Related Party (as such term is defined in Article Nine Clause Second of these by-laws) to such shareholder (or holder of the stock certificates referred to the shares representative of the capital stock of the Company), is the owner of shares or of rights over shares issued by the Company; (d) the identity and nationality of each shareholder (or holder of the stock certificates referred to the shares representative of the capital stock of the Company) that is going to be represented in the meeting in terms of the proxy granted in the mentioned form, in the understanding that if the proxy is being granted in favor of a company, enterprise, trust agent in a trust agreement, fideicomiso or equivalent, or through any other vehicle, entity, corporation or form of economic or mercantile association, it shall specify the identity and nationality of its partners or shareholders, trustee, trustors and beneficiaries or its equivalent, members of the technical committee or its equivalent in such trusts, assignees, members or associates, as well as the identity and nationality of the Person or Persons that Controls (as such concept is defined in Article Nine Section Second of these by-laws), directly or indirectly, the company, fideicomiso or trust or its equivalent, vehicle, entity, enterprise, corporation or economic or mercantile association, until the corresponding person or persons are identified; and (e) any other requisite that the Board of Directors establishes.


      The Board of Directors and the Executive Committee of the Company, indistinctly, shall be authorized to establish exceptions to the requirements provided for in sections (a) to (d) above.

      The Secretary of the Board of Directors shall be obligated to certify that such forms include all the requirements provided in article 14 Bis 3, section VI, paragraph a) of the Securities Market Law and that the same are made available to the securities market intermediaries crediting to have the representation of the shareholders of the Company during the term referred to in article One Hundred and Seventy Three of the General Law of Commercial Companies, which shall be stated in the corresponding minute.

      The members of the Board of Directors and Statutory Auditors may not represent any shareholders at any Meeting.

      ARTICLE NINETEEN. The Minutes of the Meeting shall be registered in the respective Registry Book and shall be signed by the Chairman and Secretary of the Meeting as well as by the attending Statutory Auditors.

      ARTICLE TWENTY. The Meetings shall be presided over by the Chairman of the Board of Directors and in his absence, by the Vice-Chairmen of the Board in the order of their appointment. In their absence, the Meetings shall be presided over by the person appointed by the shareholders present, by majority vote.

      The Secretary of the Board of Directors shall act as Secretary at the Shareholders Meeting and in his absence, the Assistant Secretaries of the Board itself, in the order of their appointment shall act as Secretary. In the absence thereof, by the person appointed for such purpose by the shareholders in attendance by majority vote shall act as Secretary. The Chairman shall appoint Tellers to count the attending shares.

      ARTICLE TWENTY-ONE. General Ordinary Shareholders Meetings shall be held at least once a year within the four months following the end of each fiscal year. In addition to the matters contained in the Agenda, they must discuss, approve or amend and resolve everything related to: 1 (one), the report of the Board of Directors regarding the financial position of the Company and all other accounting documents submitted to the Shareholders Meeting pursuant to article One Hundred and Seventy Two of the General Law of Commercial Companies; 2 (two), the report of the Statutory Auditor, regarding the veracity, sufficiency and reasonability of the information submitted by the Meeting by the Board of Directors to the Meeting, pursuant to article One Hundred and Sixty Six of the General Law of Commercial Companies; 3 (three), the audited consolidated and unconsolidated financial statements, including the notes necessary to clarify and supplement the information thereof; 4 (four), resolve on the application of profits, if any; 5 (five), carry out the appointment, and if the case may be, the removal, of the members of the Board of Directors of the Company and their respective Alternates; and 6 (six), carry out the appointment and, if the case may be, the removal of the Chairman of the Board of Directors, the Chairman or Chief Executive Officer of the Company, and the Secretary and Alternate Secretaries, these last ones may be or may not be members of the Board of Directors, and determine their remuneration. The appointment and/or removal of the Chairman of the Board of Directors, the Chairman or Chief Executive Officer of the Company, and of the Secretary and Alternate Secretaries, shall correspond to the shareholders of Series "A". Pursuant to Articles Seventh and Twenty Second of these by-laws, in order for a Shareholders Meeting to revolve favorably with respect to the matters listed above from 1 (one) to 6 (six), it will be required the favorable vote of the majority of the Series "A" represented in the corresponding General Ordinary Shareholders Meeting.


      The Extraordinary Shareholders Meetings will be held whenever there is a matter to be dealt with as to which an Extraordinary Meeting is competent, including those matters that by express disposition of the law or of these by-laws are exclusive to be dealt and approved in such Meetings. Pursuant to section XII of article One Hundred and Eighty Two of the General Law of Commercial Companies, particularly, the following matters, shall be dealt in a General Extraordinary Meeting:

      (i)   Increase or reduction of capital stock of the Company;

      (ii)  Change in the corporate purpose;


      (iii) Issue of privileged shares;

      (iv) Redemption by the Company of its shares and issue of shares of enjoyment; with out this being applicable to the repurchase of shares referred to in article 14-Bis 3 of the Securities Law and Article Eighth of these by-laws;

      (v)   Issue of debentures or any other type of bonds;

      (vi)  Merger of the Company;

      (vii) Spin-off of the Company;

      (viii)The resolution regarding the exercise of the liability actions and other acts provided in articles One Hundred and Sixty One and One Hundred and Sixty Two of the General Law of Commercial Companies, against any of the members of the Board of Directors or of the Audit Committee of the Company or of the Statutory Auditors;

      (ix) the resolution of matters referred to, respectively, on Articles Ninth Section Second and Forty Seventh of these by-laws;

      (x)   Any amendment to these by-laws.

The matters referred to in sections (i) to (x) above, shall be subject to the necessary quorum for the installment and voting set forth in Article Twenty Third of these by-laws.

Special Meetings of Series "D" and "L" shall be held at least once a year, within the four months following the end of each fiscal year, and before the execution of the General Ordinary Shareholders Meeting in which the Board of Directors is appointed, to appoint Regular and Alternate members of the Board of Directors that correspond to each of such Series, respectively, pursuant to Articles Seventh, Twenty Sixth and others related to of this by-laws. The appointment of the members that each one of the Special Meetings has resolved, shall be notice to the corresponding General Ordinary Shareholders Meeting, through the person that have acted as Secretary in each one of the Special Meetings.

      The Regular and Alternate Directors to be appointed by such Special Shareholders Meetings of Series "D" and "L" shares in terms of the foregoing, must be independent from the Company, for which effect the following shall not be considered as independent: (a) such persons that act as employees or officers of the Company, including the persons that occupied such office during the immediately preceding fiscal year in which they are intended to be appointed,
(b) any shareholder of the Company, (c) such persons that are shareholders of the

Company that, without being employees or officers of the Company, have the right to command or instruct the officers of the latter , (d) any employee of any shareholder of the Company or of any company that is under Control (as such term is defined in Article Nine Clause Second of these by-laws) of any shareholder,
(e) any consultant or service provider that receives more than 1% (one percent) of the income from any shareholder, (f) those persons that are partners or employees of the companies or associations that provide consulting and support services to the Company or the companies that are part of the same economic group to which the Company is a part , whose income for providing such services represents 10% (ten percent) or more of its income, (g) clients, providers, debtors, creditors, partners or employees of a company or economic entity that, on its part, is an important client, provider, debtor or creditor to the Company or any of its subsidiaries, considering for purposes of this Article as important clients or providers, those entities whose sales with the Company or any of its subsidiaries represent 10% (ten percent) or more of the total volume of sales of the corresponding entity; and by important creditor and debtor, those entities whose credits or debts with the Company or any of its subsidiaries represents 10% (ten percent) or more of the volume of total assets of such persons, (h) employees of a foundation, association or partnership that receive important donations from the Company, being considered as important donations those that represent 5% (five percent) or more of the total donations received by such institutions, (i) General Directors or high level officers of a company in whose Board of Directors, the President, Vice-presidents, General Director or any other high level officer of the Company participates, (j) those persons that are considered as a Competitor (as such term is defined in Article Nine Section Second of these By-laws) of the Company or any of its Subsidiaries or Affiliates or Related Parties to them (as such terms are defined in Article Nine Section Second of these By-laws), (k) those persons that are shareholders, officers, directors, clients, providers, important creditors or debtors of a Competitor (as such term is defined in Article Ninth Section Second of these By-laws) of the Company or any of its Subsidiaries or Affiliates or Related Parties (as such terms are defined in Article Nine Section Second of these By-laws), (l) those persons that, directly or indirectly, have business relations or any contractual relation with a Competitor of the Company or its Subsidiaries or Affiliates or Related Parties(as such terms are defined in Article Nine Section Second of these By-laws) or that have or have had the legal representation or are lawyers of a Competitor of the Company or its Subsidiaries or Affiliates or Related Parties(as such terms are defined in Article Nine Section Second of these By-laws) or that receive, directly or indirectly, any fees, price or economic benefit of a Competitor of the Company or its Subsidiaries or Affiliates or Related Parties(as such terms are defined in Article Nine Section Second of these By-laws), (m) those persons that, directly or indirectly, render their services or support to a Competitor of the Company or its Subsidiaries or Affiliates or Related Parties(as such terms are defined in Article Nine Section Second of these By-laws), not withstanding the amount of fees, prices, economic remunerations or benefits that they receive from the Competitor of the Company or its Subsidiaries or Affiliates or Related Parties (as such terms are defined in Article Nine Section Second of these By-laws) or those persons that have received any fee, price, economic remuneration or benefit from a Competitor of the Company or its Subsidiaries or Affiliates or Related Parties (as such terms are defined in Article Nine Section Second of these By-laws) during the 5 (five) previous years from the date in which their appointment as director of the Company is proposed, (n) those persons that directly or through any Persons or any Related Party (as such terms are defined in Article Nine Section Second of these By-laws) to them, are shareholders of a Person (as such term is defined in Article Nine Section Second of these By-laws) that is the owner of 10% (ten percent) or more of the shares issued by the Company or that has the right, jointly or severally with a Related Party (as such term is defined in Article Nine Section Second of these By-laws), to exercise the voting right on shares issued by the Company, representing 10% (ten percent) or more of the capital stock of the latter, and (n) the spouse or concubine, as well as their family by consanguinity, affinity or civil, up to five degrees, without any limitation, of the persons mentioned in the foregoing paragraphs (a) through (n).

      ARTICLE TWENTY-TWO. For General Ordinary Meetings to be considered legally convened in first call, at least fifty percent of the ordinary shares with voting rights, unless for what is provided further on, shall be represented thereat, and the adopted resolutions will be valid if adopted by the vote of the majority of the present shares. In the event of a second or subsequent call, Ordinary Shareholders Meetings may be validly held, regardless of the number of ordinary shares that are represented at the Meeting and, unless for what is provided further on, the resolutions thereof shall be valid when adopted by the majority of votes of the ordinary shares present at such meeting.


In order for a Ordinary Shareholders Meeting to adopt resolutions validly, either in first or ulterior call, with respect to the following matters, it shall be necessary the favorable vote of the majority of Series "A" represented in the corresponding Meeting:

   (i) The report of the Board of Directors submitted to the Meeting pursuant to article One Hundred and Seventy Two of the General Law of Commercial Companies;

   (ii) The report of the Statutory Auditor with respect to the veracity, sufficiency and reasonability of the report submitted by the Board of Directors to the Meeting, pursuant to article One Hundred and Sixty Six of the General Law of Commercial Companies;

   (iii) The consolidated and unconsolidated financial statements audited by and independent public accountant, including the notes necessary to clarify and supplement the information thereof;

   (iv) The application of profits, including, expressly, the payment of dividends in cash or in shares, under any way;

   (v) The appointment and, as the case may be, removal, of 11 (eleven) members of the Board of Directors and their respective Alternates, that correspond to Series "A";

   (vi) The appointment and, as the case may be, removal, of the Chairman of the Board of Directors, the Chairman or Chief Executive Officer of the Company, and the Secretary and Alternate Secretaries;

   (vii) The establishment of the amount that might be destined to the repurchase of shares, as well as the establishment of the percentage of the capital stock susceptible of such operations;

   (viii) The appointment and, as the case may be, removal of the Statutory Auditors, including their Alternates;

   (ix) The appointment and, as the case may be, removal of the members of the Executive Committee and the Audit Committee of the Company, if it corresponds to the Shareholders Meeting their appointment or removal.

Also, in the Ordinary Shareholders Meeting for the appointment and/or, as the case may be, removal, of the Regular and Alternate Directors of the Board of Directors of the Company, the voting shall be carried out and counted necessary separately for each Series represented in such Meeting. Therefore (i) the shareholders of Series "A" shall appoint and/or remove in the General Ordinary Shareholders Meeting, by resolution adopted by the majority of such Series "A" represented in the Meeting, to eleven members of the Board of Directors and their respective Alternates, that, pursuant to Articles Seventh and Twenty Sixth of these by-laws, correspond such Series "A" to appoint and/or remove, as well as to the Chairman and the Secretary and Alternate Secretaries of the Board of Directors, and the Chairman and Chief Executive Officer of the Company, event in which shareholders of the other Series would not be able to participate in the respective deliberations and resolutions; and (ii) the shareholders of Series "B" shall appoint and/or, as the case may be, remove, in the Ordinary Shareholders Meeting, by resolution adopted by the majority of such Series "B" represented in the Meeting, to five members of the Board of Directors and their respective Alternates, that, pursuant to Articles Seventh and Twenty Sixth of these by-laws, correspond such Series "B" to appoint and/or remove, event in which shareholders of the other Series would not be able to participate in the respective deliberations and resolutions.

      Those shareholders that represent at least ten percent (10%) of the shares represented in an ordinary shareholders meeting, may request the postponement of the voting on any matter on which they considered themselves as not sufficiently informed, in the terms and conditions foreseen in article one hundred and ninety nine of the General Law of Commercial Companies. Also, those shareholders that represent at least twenty percent (20%) of the capital stock may judicially oppose the resolutions to the extraordinary shareholders meetings, in terms of which they have voting rights, as long as they satisfy the requirements of article two hundred and one of the General Law of Commercial Companies, also applying article two hundred and two of such law.

      ARTICLE TWENTY-THREE. Extraordinary Shareholder Meetings will be considered legally installed and the approved resolutions valid, according to the following rules:


I.    First Call.

      I.1.- Pursuant to section XII of article One Hundred and Eighty Two of the General Law of Commercial Companies, in the case of Meetings held in first call in order to deal and resolve the following matters, at least seventy-five percent of the shares entitled to vote must be represented and their resolutions shall be valid when taken by favorable vote of at least fifty percent of the shares entitled to vote, only, if in such percentage, is included the favorable vote of the majority of Series "A" represented in the Meeting:

    (i)     Increase or reduction of capital stock of the Company;

    (ii)    Change in the corporate purpose;

    (iii)   Issue of privileged shares;

    (iv) Redemption by the Company of its shares and issue of shares of enjoyment; with out this being applicable to the repurchase of shares referred to in article 14-Bis 3 of the Securities Law and Article Eighth of these by-laws;

    (v)     Issue of debentures or any other type of bonds;

    (vi)    Merger of the Company;

    (vii)   Spin-off of the Company;

    (viii) the resolution of matters referred to in Article Forty Seventh of these by-laws;

    (ix)    Any amendment to these by-laws.


In any case, the provisions of Article Twenty Fourth of these Bylaws must be complied with.

      I.2.- Pursuant to section XII of article One Hundred and Eighty Two of the General Law of Commercial Companies, in the event of a Meeting held due to first call in order to deliver and resolve about the exercise of liability actions and other acts referred to in articles One Hundred and Sixty One and One Hundred and Sixty Two of the General Law of Commercial Companies, against any of the members of the Board of Directors or the Audit Committee of the Company, or the Statutory Auditors, at least eighty five percent of the shares entitled to vote must be represented thereat and their resolutions shall be valid when taken by the favorable vote of at least fifty percent of shares entitled to vote, only, if in such percentage, is included the favorable vote of the majority of Series "A" represented in the Meeting.

In any case, the provisions of Article Twenty Fourth of these Bylaws must be complied with.

      I.3.- Pursuant to section XII of article One Hundred and Eighty Two of the General Law of Commercial Companies, in the event of a Meeting held due to first call in order to deliver and resolve on the acts mentioned in Article Nine Section Second of these by-laws, at least eighty five percent of the shares entitled to vote must be represented, and its resolutions shall be valid when taken by the favorable vote of the holders of the shares that represent, at least, seventy five percent of the voting shares in terms of the provisions of such Article of these by-laws, and, only, if in such percentage, is included the favorable vote of the majority of Series "A" represented in the Meeting.

II.   Second Call.

      II.1.- In the event of a Meeting held due to second or subsequent calls, in order to deal and resolve the following matters at least fifty percent of the voting shares shall be represented, and its resolutions shall be valid when taken by the favorable vote of the holders of shares that represent at least fifty percent of the voting shares, only, if in such percentage, is included the favorable vote of the majority of Series "A" represented in the Meeting.

    (i)     Increase or reduction of capital stock of the Company;

    (ii)    Change in the corporate purpose;

    (iii)   Issue of privileged shares;

    (iv) Redemption by the Company of its shares and issue of shares of enjoyment; with out this being applicable to the repurchase of shares referred to in article 14-Bis 3 of the Securities Law and Article Eighth of these by-laws;

    (v)     Issue of debentures or any other type of bonds;

    (vi)    Merger of the Company;

    (vii)   Spin-off of the Company;

    (viii) the resolution of matters referred to in Article Forty Seventh of these by-laws;

    (ix)    Any amendment to these by-laws.


In either case, the provisions of Article Twenty Four of these By-Laws shall be observed.

      II.2.- In the event of a Meeting held due to second or subsequent calls in order to deliver and resolve about the exercise of liability actions and other acts referred to in articles One Hundred and Sixty One and One Hundred and Sixty Two of the General Law of Commercial Companies, against any of the members of the Board of Directors or the Audit Committee of the Company, or the Statutory Auditors, at least eighty five percent of the shares entitled to vote must be represented thereat and their resolutions shall be valid when taken by the favorable vote of at least fifty percent of shares entitled to vote, only, if in such percentage, is included the favorable vote of the majority of Series "A" represented in the Meeting.

In either case, the provisions of Article Twenty Four of these By-Laws shall be observed.

      II.3.- In the event of a Meeting held due to second or subsequent calls in order to deliver and resolve under the acts referred to in Article Ninth Section Second of these by-laws, at least fifty percent of the voting shares shall be represented, and its resolutions shall be valid when taken by the favorable vote of the holders of shares that represent at least fifty percent of the voting shares in terms of the provisions of such Article of these by-laws, and, only, if in such percentage, is included the favorable vote of the majority of Series "A" represented in the Meeting.

      Those shareholders with voting rights in the meetings mentioned in this Article that represent at least ten percent (10%) of the represented shares in an extraordinary shareholders meeting, may request the postponement of voting on any matter on which they considered themselves as not sufficiently informed, in the terms and conditions foreseen in article One Hundred and Ninety Nine of the General Law of Commercial Companies. Also, those shareholders with voting rights in the meetings mentioned in this Article, that represent at least twenty percent (20%) of the capital stock, may judicially oppose the resolutions of the extraordinary shareholders meetings, in terms of which they have voting rights, as long as they satisfy the requirements of article Two Hundred and One of the General Law of Commercial Companies, also applying article Two Hundred and Two of such law.

      ARTICLE TWENTY-FOUR. For the resolutions passed at the Extraordinary Shareholders Meetings held due to first or ulterior call to deal with any of the matters on which Series "L" shareholders or, if applicable, Series "D" shareholders, are entitled to vote to be valid, in addition to the requirements set forth in the above Article, it shall be required that they are approved by the majority of Series "A" ordinary shareholders. Likewise, the approval of the Special Series "D" or Series "L" Shareholders Meeting shall be required for the resolutions of the General Extraordinary Shareholders Meeting to be valid regarding the cancellation of the listing of Series "D" or Series "L" shares, as the case may, or the securities representing them, in the Securities Section and/or the Special Section in the case of Series "L" shares, of the National Registry of Securities and in other Mexican stock exchanges or foreign markets where they are listed.

      ARTICLE TWENTY-FIVE. Special Shareholders Meetings shall be considered legally convened and their resolutions shall be valid according to the following rules:


      ONE. In order for the Special Meetings of holders of Series "D" or "L" be considered validly convened in a first call, it will be required that at least the seventy five percent of the outstanding Series "D" or "L", as the case my be, are present or represented in the corresponding meeting, and their resolutions shall be valid when passed by the favorable vote of at least fifty percent of the outstanding Series "D" or "L", as the case may be.

      TWO. In order for the Special Meetings of holders of Series "D" and "L" be considered validly convened in a second or ulterior call, it will be required at least fifty percent of the outstanding Series "L" or Series "D" shares, as applicable, are represented thereat and their resolutions shall be valid if taken by the favorable vote of the outstanding Series "D" or "Series "L" representing at least fifty percent of said shares, as the case may be. Also, in cases of second or ulterior call, this shall be published pursuant to Article Sixteenth herein, stating such circumstance, once that the Special Meeting in a first call were not convened.

                                  CHAPTER V

                          MANAGEMENT OF THE COMPANY;
                            THE BOARD OF DIRECTORS


                                  SECTION I

                                MISCELLANEOUS

      ARTICLE TWENTY-SIX. The management and direction of the business and assets of the Company shall be vested in a Board of Directors formed by twenty Regular members, whom shall be appointed as follows:


      (i) Series "A" shareholders will have the right to appoint eleven Regular members and their respective Alternates; such appointment shall be made pursuant to provisions set forth in Article Twenty Second and other related of these by-laws;
      (ii) Series "B" shareholders will have the right to appoint five Regular members and their respective Alternates; such appointment shall be made pursuant to provisions set forth in Article Twenty Second and other related of these by-laws;
      (iii) Series "D" shareholders will have the right to appoint two Regular members and their respective Alternates; such appointment shall be made pursuant to provisions set forth in Articles Seventh, Twenty First, Twenty Fifth and other related of these by-laws, in the understanding that the individuals appointed, must fulfill with the requirements established in such Article Twenty First, and
      (iv) Series "L" shareholders will have the right to appoint two Regular members and their respective Alternates; such appointment shall be made pursuant to provisions set forth in Articles Seventh, Twenty First, Twenty Fifth and other related of these by-laws, in the understanding that the individuals appointed, must fulfill with the requirements established in such Article Twenty First.

Pursuant to provisions set forth in article 14 (fourteen) Bis 3, section IV of the Securities Market Law, at least twenty five percent of the Regular members shall be independent, which in order to be considered as independent may not qualify for any of the conditions provided in Article Twenty First of these by-laws. For each Regular member an Alternate shall be appointed, provided that the Alternate members of the independent members shall also qualify as independent. The Alternates appointed by Series "A", "B", "D" or "L" may only cover Regular Directors appointed by such Series.

Also, the members appointed by the Series "D" or "L" shall necessarily be considered independent in terms of the provisions of Article Twenty First of these by-laws.


General Ordinary Shareholders Meetings may appoint lifetime honorary directors who may attend the Board of Directors Meetings with the right to speak but without the right to vote and neither their attendance nor their absence shall be taken into account to determine the number of persons forming the Board of Directors or the quorum required for the legal operation of said board.

      The minority shares or shareholders group may appoint the number of Regular Directors and Alternates that may correspond to them according to the provisions of the following Article.

      ARTICLE TWENTY-SEVEN. The majority of the members of the Board of Directors must be of Mexican citizenship. Whenever any shareholder or group of shareholders that is entitled to or exercises the minority right to appoint members of the Board of Directors granted in this Article, will be constrained to participate in the voting and appointment of the remaining directors that in its case corresponds to appoint to the respective Series, in the understanding that in order to compute the majority of votes to carry out the appointment of such last directors, the votes of the minority shareholders who had exercised the mentioned right are not to be taken into account or included.


      Minority shareholders representing at least ten percent of the capital stock exclusively represented by Series "A" ordinary shares, as provided for in article one hundred and forty-four of the General Law of Commercial Companies, may appoint a Regular Director and his respective Alternate, for every ten percent of the capital stock they represent. The appointment made by the minority shareholders, will be made exclusively taking into account the number of the directors that correspond to appoint to such Series "A".

      Minority shareholders representing at least ten percent of the capital stock exclusively represented by Series "B" ordinary shares, as provided for in article one hundred and forty-four of the General Law of Commercial Companies, may appoint a Regular Director and his respective Alternate, for every ten percent of the capital stock they represent. The appointment made by the minority shareholders, will be made exclusively taking into account the number of the directors that correspond to appoint to such Series "B".

      Series "D" and Series "L" shareholders that represent at least ten percent of the capital stock in one or both series of shares shall have the right to appoint at least one member of the board of directors and its alternate in the Special Meetings of each one of the series that are held for such purpose. When these appointments are not carried out, the holders of each one of these series of shares shall have the right to appoint two regular members and their alternates, by a majority vote in the Special Meetings of each one of the series that are held separately for such purpose. In the latter case, the appointments, as well as the substitutions and removals of the members appointed by each one of these series, shall be approved in a Special Meeting. The appointments made by the minority shareholders, will be made exclusively taking into account the number of the directors that correspond to appoint to such Series "D" or "L", as the case may be.

      In the case of the Series "D" and "L", the minority right herein provided must be exercised, at any time, in the Special Meeting in charge or carry out the appointment of the corresponding directors, considering the Series of the capital stock that correspond pursuant to Article Twenty Fifth of these by-laws. If such minority right is not exercised in the corresponding Special Meeting, said right shall become invalid.

      The members that are appointed by shareholders of Series "D" and "L" in terms of the provisions set forth in this Article, shall be considered as independent, in terms of the provisions of Article Twenty First of these by-laws.

      The appointment of the members designated by shareholders of Series "A" cannot be revoked, as long as such revocation is not agreed in the Ordinary Shareholders Meeting by the favorable vote of the majority of Series "A" shareholders. Also, the appointments of the directors designated by shareholders of Series "B" cannot be revoked, as long as such revocation is not agreed in the Ordinary Shareholders Meeting by the favorable vote of the majority of Series "B" shareholders.

      The appointment of the members designated by shareholders of Series "D" and "L" cannot be revoked, as long as such revocation is not agreed by the Special Meeting to the corresponding director pursuant to Articles Seventh, Fourteenth and Twenty First above, or, if such revocation is pretended to be made through an Ordinary Shareholders Meeting, as long as the appointment of all other members are equally revoked.

      The shareholders that represent at least fifteen percent (15%) of the capital stock may directly exercise a civil liability action against the administrators, as long as the requirements provided in article One Hundred and Sixty Three of the General Law of Commercial Companies are satisfied. Such action may be exercised also with respect to the Statutory Auditors and members of the Auditors Committee, subject to the provisions of such law.

      ARTICLE TWENTY-EIGHT. Except for the Regular directors and their Alternates referred to in the last paragraph of Article Twenty First of these by-laws, who shall comply with the requirement of independence established therein, the Regular members and their respective Alternates may or may not be shareholders, they shall hold their position for one year as from the date of their appointment, but they shall continue holding office until their successors take office and they shall receive the fees to be determined by the General Ordinary Shareholders Meeting.

      ARTICLE TWENTY-NINE.

      A. When making the appointment of the Directors, the Ordinary Shareholders Meeting shall appoint, from amongst them, the Chairman and one or more Vice-Chairmen of the Board of Directors. The Meeting may also appoint a Secretary and one or two Assistant Secretaries, whether they are members of the Board of Directors or not.

      B. If the Shareholders' Meeting should not make the appointments mentioned in the former paragraph, the Board of Directors shall make such appointments.

      C. In the absence of the Chairman and the Secretary, they shall be substituted, by the Vice-Chairmen, in the order of their appointments, and the Assistant Secretary, respectively, and in case the alternates should also be absent, the Board of Directors shall appoint the persons who shall substitute the titleholders.

      D. The Chairman of the Board shall have the authorities mentioned in these By-laws and those granted to him at the time of his appointment. The Chairman of the Board shall represent such Body before all kind of authorities and individuals, except as provided for in item A of Article thirty-three of these By-laws; likewise, he shall see that these Bylaws, the rulings of the Company and the resolutions passed at the Shareholders Meeting, the board itself or the executive committee or other committees of the Board, are complied with.

      E. The Chairman shall have the widest general power-of-attorney for lawsuits and collections and for acts of administration, with all general authorities and even the special authorities which in accordance with the law require a special power-of-attorney or clause, under the terms of the two first paragraphs of articles two thousand five hundred and fifty-four (2,554) and two thousand five hundred and eighty-seven (2,587), except for the authority set forth in sections IV and V of the FEDERAL CIVIL CODE in force and its correlative articles of the Civil Code for the Federal District and the Civil Codes for the other states of the Mexican Republic, or abroad depending on the place where it is exercised. He shall also have a general power-of-attorney for acts of ownership according to the provisions of paragraph three of article two thousand five hundred and fifty-four (2,554) of the FEDERAL CIVIL CODE in force and its correlative articles of the Civil Code for the Federal District and the Civil Codes for the other States of the Mexican Republic, or abroad, depending on the place where it is exercised, and to draw, accept, endorse, grant and aval or in any other manner subscribe credit instruments according to the provisions of article nine (9) of the General Law of Credit Instruments and Operations.

      F. The General Managers and the Special Managers shall have the legal representation of the Company and of the Board of Directors before any individual or corporation or before all kind of authorities of any order and degree, either municipal, local or federal, fiscal, judicial, civil, criminal, administrative, and labor authorities or any other kind of authorities, in all controversies, arbitration proceedings and lawsuits where the Company is a party and shall enjoy the authorities mentioned in item A of Article thirty-three of these By-laws. Accordingly, the Chairman and all other members of the Board of Directors, the Executive Committee, the President and Executive Vice Presidents of the Company and other officials are not authorized to represent the Board or the Company in any controversy, arbitration proceedings or lawsuit where the Company is a party, except as stated at the beginning of this paragraph F.

      ARTICLE THIRTY.

      A. The Board of Directors shall meet at the domicile of the Company or in any other place, as the board itself may determine and is necessary.

      B. The Board of Directors Meetings may be held at any time when called by the Chairman, by the 25% (twenty five percent) of the Directors of the Board, by the Secretary or Assistant Secretary, or by any of the Statutory Auditors of the Company. The Board of Directors shall meet at least once every three months. The foregoing, without prejudice to the provisions of Article Nine Section Second of these by-laws.

      C. Summons for the Board of Directors Meeting must be made in writing and sent by the Secretary or any of the Assistant Secretaries to each of the Regular Directors at least ten days in advance, by certified mail, private courier, by telegram, telex, telecopier or telefax, to their domiciles or to the places the Directors themselves had appointed in writing for such purpose. In the event that a Regular Director is unable to attend a Meeting called, the Alternate Directors, which correspond in accordance with the manner in which they were appointed, must be summoned in the fastest possible way in the manner established in these by-laws or, in its absence, by the Shareholders Meeting that appointed them. Calls must specify the time, date, place and Agenda. The Statutory Auditors shall be called to the meetings of the Board of Directors, to which they will attend with right of voice but without vote. The foregoing, with exception to the provisions of Article Nine Section Second of these by-laws.

      D. When all Regular Members of the Board of Directors or their respective Alternates are in attendance and agree with the Agenda, it shall not be necessary to exhaust the formalities for the notification of the call. The foregoing shall not be applicable in the cases foreseen in Article Nine Section Second of these by-laws.

      E. The Board of Directors Meetings shall only consider and resolve on items contained in the Agenda. At the request of any director, any matters may be included in the Agenda, provided such inclusion is approved by unanimous vote of the present Directors.

      F. For the Board of Directors to validly meet, at least fifty percent of the Regular Directors or their respective Alternates must be present thereat, and its resolutions, to be valid, must be passed by the favorable vote of a majority of the members present at the meeting. The foregoing, with exception to the provisions of Article Nine Section Second of these by-laws, in which case the installation of such body and the resolutions to be taken by the same shall comply with the installation and voting quorums provided therein.

      G. Each Director shall be entitled to one vote. In the event of a tie, the Chairman of the Board of Directors shall have the deciding vote.

      H. The Board of Directors may pass resolutions without a meeting by unanimous vote of the Regular Directors or their respective Alternates. Said resolutions shall have, for all legal effects, the same validity as if they had been passed by the Directors in a Board of Directors Meeting, provided they are confirmed in writing. The document containing the written confirmation of each Director must be sent to the Chairman, the Secretary or the Assistant Secretary of the Board of Directors of the Company, who shall transcribe the respective resolutions on the corresponding minutes book and shall certify that said resolutions were passed in accordance with the provisions contained in this Article. The foregoing shall not be applicable in connection with the meetings and resolutions to be taken by the Board of Directors when resolving any of the matters provided in Article Nine Section Second of these by-laws in which case a meeting shall be required, called and installed for such effects, in terms and subject to the provisions of Article Nine Section Second of these by-laws.

      I. It shall be an exclusive power of the Board to approve the transactions that are not part of the ordinary course of business and (i) that are intended to be executed between the Company and its partners, with persons that are part of the management of the Company or with others with which such persons have pecuniary relations or, if applicable, family links by consanguinity or affinity up to a second degree, the spouse or concubine; (ii) that consist in the purchase or sale of ten percent or more of the assets; (iii) that consist in granting guarantees on an amount superior to thirty percent of the Company's assets; and (iv) being different transactions to the ones mentioned above, represent more than one percent of the assets of the Company. The members of the Board of Directors shall be liable for the resolutions they approve as a consequence of the matters mentioned in this section, except for provisions of article one hundred and fifty nine of the General Law of Commercial Companies.

      ARTICLE THIRTY-ONE. Minutes of each Board of Directors Meeting shall be drafted in the respective book where the resolutions passed shall be contained, and which shall be signed by the Chairman and the Secretary or those acting as such.

      ARTICLE THIRTY-TWO. In the absence of express appointment by the Meeting, the Board of Directors at its first Meeting immediately following the Meeting which had appointed its members, shall appoint from among its members, the Chairman and, if applicable, one or more Vice-Chairmen. The Board of Directors may also appoint the Secretary and one or two Assistant Secretaries who may or may not be members of the Board of Directors.

      The Chairman of the Board of Directors shall preside over the Board of Directors Meetings, and in his absence, they shall be presided over by the Vice-Chairmen of the Board itself, in the order of their appointments. In the absence of the abovementioned persons, the Meetings shall be presided over by one of the members that the other attendants appoint by majority vote.

      The copies or evidences of the minutes of the Board of Directors Meetings and of the Shareholders Meetings, as well as the entries in their non-accounting and corporate books and registries and, in general, any document of the files of the Company, may be authorized and certified by the Secretary or the Assistant Secretary who, in the absence of appointment of another person, shall be the permanent Delegates to resort to the Notary Public of their choice to notarize the minutes of the Shareholders Meetings, the minutes of the Board of Directors Meetings and the minutes of the Executive Committee Meetings, as well as to grant, as Delegates, the powers-of-attorney the Board of Directors itself may grant. Likewise, the Secretary or Assistant Secretary shall be in charge of drafting and including, in the respective books, the minutes of the Shareholders Meetings, the minutes of the Board of Directors Meetings and the minutes of the Executive Committee Meetings, as well as to make summaries and certifications thereof, and of the appointments, signatures and authorities of the officers of the Company.


                                  SECTION II

                    AUTHORITIES OF THE BOARD OF DIRECTORS


      ARTICLE THIRTY-THREE.

      A. Except for the legal representation delegated to the General Managers and Special Managers of the Company to represent it at all controversies, arbitration proceedings and lawsuits to which the Company is a party, with the authorities mentioned in item B of this Article, the Board of Directors shall have the fullest authorities and faculties to execute all agreements and to carry out all acts and operations which in accordance with the law or these By-laws are not expressly reserved to the Shareholders Meeting, to manage and direct the matters of the Company, to comply with the corporate purpose of the Company and to legally represent the Company before any person and judicial, criminal, civil, labor or administrative authorities, either federal, state or municipal, with the widest authorities required by the law, including, without limitation, those mentioned in the following paragraphs:



      One. To manage the corporate business and assets with a wide power-of-attorney for acts of administration under the terms of article two thousand five hundred and fifty-four, second paragraph, of the FEDERAL CIVIL CODE in force and its correlative articles of the Civil Code for the Federal District and the Civil Codes for the other States of the Mexican Republic, depending on the place where it is exercised;

      Two. To exercise acts of ownership regarding the real estate or personal property of the Company or its real or personal rights, under the terms of paragraph three of article two thousand five hundred and fifty-four (2,554) of the FEDERAL CIVIL CODE in force and its correlative articles of the Civil Code for the Federal District and the Civil Codes for the other States of the Mexican Republic, or abroad, depending on the place where the power-of-attorney is exercised;

      Three. To manage the business of the Company and the real estate and personal property thereof, with a general power-of-attorney for lawsuits and collections, with all the general authorities and even the special authorities which in accordance with the law require a special power-of-attorney or clause, under the terms of the first paragraph of articles two thousand five hundred and fifty-four (2,554) and two thousand five hundred and eighty-seven (2,587), except for the authority set forth in section IV thereof, of the FEDERAL CIVIL CODE in force and its correlative articles of the Civil Code for the Federal District and the Civil Codes for the other States of the Mexican Republic, depending on the place where it is exercised, for which reason it shall represent the Company before any individual or corporation or before all kind of authorities of any order and degree either municipal, local or federal authorities or fiscal, judicial, civil, criminal, administrative or any other kind of authorities, before all Boards of Conciliation and Conciliation and Arbitration, either federal or local, and all other labor authorities and before arbiters and arbitrators;

      Four. To file criminal claims, complaints and accusations and to grant the pardon referred to in Article ninety-three (93) of the FEDERAL CRIMINAL CODE in force and its correlative articles of the Criminal Code for the Federal District and the Criminal Codes for the other States of the Mexican Republic, depending on the place where it is exercised, to assist the Public Prosecutor as civil party as well as to demand the restoration of the damages derived from the crime;

      Five. To file and withdraw from all kind of lawsuits, challenges, incidents, remedies and ordinary and extraordinary appeals, actions and procedures of a civil, mercantile, criminal, administrative, litigious and labor nature, and to file "amparo" proceedings and withdraw therefrom;

      Six. To assign assets, settle, receive payments, bid and outbid in auctions and submit to arbitrators;

      Seven. To draw, accept, endorse, grant and guarantee, or in any other manner subscribe credit instruments according to the provisions of article nine (9) of the General Law of Credit Instruments and Operations;

      Eight. To lend or borrow granting or receiving the respective guarantees; to issue debentures with or without specific guarantee; to accept, draw, endorse and guarantee all kind of credit instruments and to grant bonds or guarantees of any kind, regarding the obligations contracted by the Company or the instruments issued or accepted by third parties;

      Nine. To contribute real estate or personal property to other companies and to subscribe shares or take participations in other companies;

      Ten. To cancel any registrations made in the Stock Registry in cases of non-fulfillment to the provisions set forth in Section Two, Article Ninth of these by-laws.

      Eleven. To appoint and remove all other directors (excepting the General Director), general managers, special managers, managers, deputy managers, external auditors and attorneys-in-fact of the Company who may be necessary for the due attention of the matters of the Company and its subsidiaries, stating their authorities, duties and remunerations, provided they had not been appointed by the Meeting;

      Twelve. To grant and revoke the powers-of-attorney that may be convenient, with or without substitution right, being able to grant therein the authorities that these By-laws grant the Board of Directors, if any, keeping the exercise thereof;

      Thirteen. To resolve on the matters related to the acquisition or sale by the Company of any shares, corporate participations, bonds or securities, to the participation of the Company in other firms or companies and to the acquisition, construction or sale of real estate;

      Fourteen. To authorize both the temporary acquisition of shares representing the capital stock of the Company itself, under the terms of these By-laws, as well as appoint the person or persons responsible for the acquisition and their later placement;

      Fifteen. To propose, negotiate and approve the terms and conditions for the establishment of programs for and/or the issuance and offering of notes at a national and international level; to appoint the persons in charge of their negotiation to whom they may grant general or special powers-of-attorney, as well as to appoint representatives abroad for the purposes related to such operations;

      Sixteen. To open and cancel bank accounts in the name of the Company, as well as to make deposits and draw therefrom and to appoint those persons to draw against them;

      Seventeen. To establish branches and agencies of the Company anywhere in the Mexican Republic or abroad;

      Eighteen. To determine the sense on which the votes corresponding to the shares held by the Company must be cast at the Meetings of the companies in which capital stock if participates, appointing attorneys-in-fact to attend on behalf of the Company;

      Nineteen.  To prepare domestic labor rulings;

      Twenty. To carry out the resolutions of the Meetings, delegate its functions in one or several Directors, officers of the Company or the attorneys-in-fact appointed for said purpose, to exercise them in the business and under the terms and conditions established by the Board itself;

      Twenty-One. To determine the expenses, approve the annual budgets of the Company, the amendments thereof, as well as any other extraordinary item;

      Twenty-Two.  To prepare the financial statements;

      Twenty-Three.  To call the Meetings;

      Twenty-Four. Establish the Executive Committee and the Audit Committee, both, mentioned in Article Thirty-Four of these by-laws and appoint and remove its members, as well as establish the special committee or commissions they consider necessary for the development of the operations of the Company, establishing the rights and obligations of such committees or commissions, the number of members that integrate them and the manner in which the members are appointed, as well as the rules that establish their functions, in the understanding that such committee or commissions shall not have the faculty that in terms or the Law or these by-laws correspond solely to the shareholders meeting or the Board of Directors.

      Twenty-Five. To know, deliberate and resolve the matters referred in Article Nine Section Second of these by-laws in terms and subject to terms established therein.

      Twenty-Six. In general, to carry out all acts and operations that may be necessary or convenient for the corporate purpose of the Company, exception made of those expressly reserved by the law or these By-laws to the Meeting.

      The Meeting may limit or rule said authorities. No member of the Board of Directors may exercise, jointly or severally, any of the powers-of-attorney mentioned in item A of this Article, except when expressly authorized by the Board of Directors or the Shareholders Meeting.

     B. THE GENERAL MANAGERS and THE SPECIAL MANAGERS are granted the legal representation of the Company and the legal representation of the Board of Directors and the Executive Committee or of the other Board Committees, to appear, any of them, before any individual or corporation or before any kind of authorities of any order and degree, either municipal, local or federal, fiscal, judicial, civil, criminal, administrative and labor authorities or any other authority, to defend whatever is in the interest of the Company, in all controversies, arbitration proceedings and lawsuits to which the Company is a party. In the exercise of their positions, the Secretary and the Assistant Secretary or the Assistant Secretaries of the Board of Directors, as well as the General Managers and the Special Managers, shall jointly or severally enjoy the following authorities:

(i) General power-of-attorney for lawsuits and collections, to be exercised jointly or severally, with all general authorities and even special authorities which in accordance with the law require a special power-of-attorney or clause, under the terms of the first paragraph of article Two

Thousand Five Hundred and Fifty-Four and of article Two Thousand Five Hundred and Eighty-Seven, except for the authority mentioned in section V thereof, of the FEDERAL CIVIL CODE in force and its correlative articles of the Civil Code for the Federal District and the Civil Codes for the other States of the Mexican Republic, or abroad, depending on the place where it is exercised , for which reason they shall represent the Board of Directors, the Executive Committee and Company before all kind of individuals or corporations or authorities of any order and degree, either municipal, local or federal, fiscal, judicial, civil, criminal, administrative and labor authorities or any other kind of authorities, being able to file and withdraw from all kind of civil, mercantile, criminal, administrative, litigious and labor lawsuits, actions and proceedings, to file "amparo" proceedings and withdraw therefrom, to make and answer questions in court, to settle, to receive payments, to bid and outbid in auctions, to submit to arbitrators, to file and prosecute lawsuits, incidents, remedies and ordinary or extraordinary appeals, to challenge, to file criminal denounces, complaints and accusations and to grant the pardon referred to in article Ninety-Three of the FEDERAL CRIMINAL CODE in force and its correlative articles of the Criminal Code for the Federal District and the Criminal Codes for the other States of the Mexican Republic, or abroad, depending on the place where it is exercised, to assist the Public Prosecutor as civil party, as well as to demand the restoration of damages derived from the crime, being authorized to sign as many public or private documents as may be necessary to duly comply with this power-of-attorney.

(ii) To manage the labor relationships of the Company, for which reason any of them may execute, rescind, amend and terminate individual and collective labor agreements, establish and modify working conditions, issue domestic labor rulings and, in general, appear before private individuals and before all labor authorities, especially before those related to article five hundred and twenty-three (523) of the Federal Labor Law, as well as before the Institute of the National Fund for Workers Housing (INFONAVIT), the Mexican Institute of Social Security (IMSS) and the Fund for the Promotion and Guaranty of the Workers' Consumption (FONACOT) to carry out all negotiations to resolve the matters as needed by the Company to which they shall appear as representatives under the terms of article eleven (11) of the Federal Labor Law, which provides:
"The directors, managers, administrators and all other persons exercising management functions in the companies or establishments shall be considered as representatives of the employer and therefore, they bind it in all its relationships with the workers". Accordingly, in connection with these matters, they may exercise the mentioned authorities, that is, they may appear as managers and therefore, as representatives of the Company, under the terms of article eleven (11), six hundred and ninety-two (692), section two, seven hundred and eighty-seven (786) and eight hundred and seventy-six (876) of the Federal Labor Law, to the conciliation hearings to which the Company is summoned by the Boards of Conciliation and of Conciliation and Arbitration, with all general authorities and even those special authorities which in accordance with the law require a special power-of-attorney or clause.

(iii) To appear, any of them, on behalf of the Company to the conciliation proceedings before the Federal Consumers Protection Office and its delegations in the Mexican Republic, considering that they are duly authorized therefor, being able to carry out all kind of negotiations and proceedings in connection with the matters where the Company has any interest, being authorized to execute any act or document that may be applicable.

            (iv) General power-of-attorney for acts of administration under the terms of the second paragraph of article two thousand five hundred and forty-four of the FEDERAL CIVIL CODE in force and its correlative articles of the Civil Code for the Federal District and the Civil Codes for the other States of the Mexican Republic, or abroad, depending on the place where it is exercised, with all general authorities and the special authorities which in accordance with the law require a special power-of-attorney or clause, to be exercised jointly or severally.





                                 SECTION III

                             EXECUTIVE COMMITTEE

      ARTICLE THIRTY-FOUR.

      A. The Company may have an Executive Committee formed by the number of Regular or Alternate Members of the Board of Directors of the Company or by other persons that are not members of the Board of Directors, appointed indistinctly by such Board of Directors or by the Chairman of the Company. The persons that are appointed to form part of the Executive Committee shall form a Delegated Collegiate Body of the Board. In the case that such authority is exercised by the Board of Directors and by the Chairman of the Company, the appointments made by this last one shall prevail

      B. The Board of Directors and the Chairman of the Company may appoint an Alternate member for each Regular member of the Executive Committee they had appointed. Alternate members shall take office in the absence of the Regular members for whom they had been expressly appointed. If the Board of Directors or the Chairman of the Company, at the time of their appointment, had failed to establish a special order for said purpose, the Alternate Members shall be called in the order of their appointment.

      C. The members of the Executive Committee shall hold their positions for one year unless they are removed by resolution of the Board of Directors or by the Chairman of the Company, but in any event, they shall continue holding office until the persons appointed to substitute them take office; they may be reelected and shall receive the remunerations to be determined by the Board of Directors or, as the case may be, by the Chairman of the Company.

      D. When making the appointment of the members of the Executive Committee, the Board of Directors of the Chairman of the Company, shall appoint, from amongst them, the Chairman and, as the case may be, to one or more Vice-Chairmen of the Executive Committee.

      E. The offices of Secretary and Assistant Secretaries of the Executive Committee shall be held by the same persons which hold such offices as to the Board of Directors.

      F. In the absence of the Chairman and the Secretary, they shall be substituted, by the Vice-Chairmen, in the order of their appointments, and the Assistant Secretary, respectively, and in case the alternates should also be absent, the other members of the Committee shall appoint the persons who shall substitute the titleholders.

      G. The Chairman shall have the widest general power-of-attorney for lawsuits and collections and for acts of administration, with all general authorities and even the special authorities which in accordance with the law require a special power-of-attorney or clause, under the terms of the two first paragraphs of article two thousand five hundred and fifty-four and two thousand five hundred and eighty-seven, except for the authority set in sections IV and V of the Federal Civil Code in force and its correlative articles of the Civil Code for the Federal District and of the Civil Codes for the other states of the Mexican Republic, or abroad where exercised. He shall also have a general power-of-attorney for acts of ownership according to the provisions of paragraph three of article two thousand five hundred and fifty-four of the Federal Civil Code in force and its correlative articles of the Civil Code for the Federal District and of the Civil Codes for the other states of the Mexican Republic, or abroad where it is exercised, and to draw, accept, endorse, grant and aval or in any other manner subscribe credit instruments according to the provisions of article nine of the General Law of Credit Instruments and Operations.

      H. The Executive Committee shall meet when so required by the Chairman or any of the Vice-Chairmen, the Secretary, the Alternate Secretary or any two of its members, prior notice given five days in advance to the other members of the Executive Committee. The call must be sent by mail, private courier, telegram, telefax, messenger or any other means guaranteeing that the members of the Committee receive it at least five days in advance of the date of the Meeting.

      I. The call must specify the time, the date, the place and the respective Agenda, it may be signed by the person making such call. The notification of the call shall not be necessary if all of the members of the Executive Committee are present at a meeting.

      J. For the Meetings of the Executive Committee to be considered legally convened the attendance of at least the majority of its members shall be required. The resolutions of the Executive Committee must be approved by the favorable vote of the majority of its members present at each Meeting.

      K. The Executive Committee may pass resolutions without a Meeting by unanimous vote of the Regular Members or their respective Alternates. Said resolutions shall have, for all legal effects, the same validity as if they had been passed by the members in a Committee Meeting, provided they are confirmed in writing. The document containing the written confirmation of every member must be sent to the Chairman, the Secretary or the Assistant Secretary of the Board of Directors of the Company, who shall transcribe the respective resolutions in the corresponding minutes book and shall certify that said resolutions were passed in accordance with the provisions contained in this Article.

      L. The Executive Committee shall have the authorities granted to the Board of Directors under item B of Article Thirty-Three of these By-laws, except those included in items Thirteen, Twenty, (in this case, except for the faculty granted by the Shareholders Meeting to the Executive Committee in order to execute the resolutions adopted in such shareholders meeting) Twenty-two, Twenty, three and Twenty-five. Also, the Executive Committee is granted faculties in order to create Special Committees and appoint the persons that form them, indicating the faculties, obligations and remunerations.

      M. The Executive Committee shall not carry out any activities reserved by the law or by these By-laws to the Shareholders Meeting or to the Board of Directors Meeting. The Executive Committee may not, in turn, delegate its authorities to any person, but it may grant general and special powers-of-attorney when deemed convenient and appoint the persons to carry out its resolutions. In the absence of such appointment, the Chairman, any Vice-Chairman, the Secretary and the Alternate Secretary shall be authorized to carry them out.

      N. The Executive Committee must inform to the Board of Directors, through its Chairman, of the resolutions the Executive Committee may pass or when, in the opinion of the Committee, any transcendental acts or facts about the Company may arise.

      O. Minutes must be drafted from every Executive Committee Meeting which shall be transcribed in a special book. The minutes must evidence the resolutions passed, and the persons who had acted as Chairman and Secretary must sign such minutes.

      P. The Company shall have an Audit Committee which shall be integrated by the number of members that the Board of Directors or the Executive Committee determines among the Directors appointed by the Ordinary General Shareholders Meeting, of which the President and the majority of them shall be independent in terms of the provisions of article 14 Bis 3 section V of the Securities Market Law. The Statutory Auditor or Auditors shall be present at the Audit Committee with voice but without voting rights.

      Q. The Auditors Committee shall have, among others, the following functions:

            i. Express opinions on operations with related parties mentioned in paragraph I of Article Thirty of these By-Laws.

            ii. Propose the hiring of independent specialists in those cases it deems convenient, in order that such specialists express their opinion with respect to the operations mentioned in paragraph I of Article Thirty of these By-Laws.

            R. The Auditors Committee must prepare an annual report about its activities and file it to the Board of Directors. Also, such annual report shall be presented to the Annual General Ordinary Shareholders Meeting.

                                  SECTION IV

                         THE PRESIDENT OF THE COMPANY

      ARTICLE THIRTY-FIVE. The Company shall have a President or s General Manager, who shall be appointed by the majority of votes of Series "A" holders represented in the corresponding General Shareholders Meeting, pursuant to Articles Seven, Twenty-Two and Twenty-Three of these by-laws. The President or the General Manager of the Company, by the mere fact of his appointment, shall be the Chief Executive Officer of the Company and shall have, among others, the following authorities:

      (A) To carry out the resolutions passed by the Shareholders Meetings, by the Board of Directors Meetings and by the Executive Committee Meetings.

      (B) To appoint and remove the Vice-Presidents of the Company as well as all other officers, employees, external auditors and attorneys-in-fact who may be necessary for the due attention of the matters of the Company and of its subsidiaries, stating their authorities, duties and remunerations.

      (C) To manage the corporate business and assets with a wide power-of-attorney for acts of administration under the terms of article two thousand five hundred and fifty-four, paragraph two, of the FEDERAL CIVIL CODE in force and its correlative articles of the Civil Codes for the other states of the Mexican Republic and the Federal District, or abroad where it is exercised..

      (D) To manage the business of the Company and the real estate and personal property thereof, with a general power-of-attorney for lawsuits and collections, with all the general authorities and even the special authorities which in accordance with the law require a special power-of-attorney or clause, under the terms of the first paragraph of articles two thousand five hundred and fifty-four (2,554) and two thousand five hundred and eighty-seven (2,587), of the FEDERAL CIVIL CODE in force and its correlative articles of the Civil Codes for the other states of the Mexican Republic and the Federal District, or abroad where it is exercised, for which reason he shall represent the Company before any individual or corporation or before all kind of authorities of any order and degree, either municipal, local or federal, fiscal, judicial, civil, criminal, administrative or any other kind of authorities, before all boards of conciliation and boards of conciliation and arbitration, either federal or local, and all other labor authorities and before arbitrers and arbitrators.

      (E) To file criminal claims, complaints and accusations and grant the pardon referred to in article ninety-three (93) of the FEDERAL CRIMINAL CODE in force for and its correlative articles in the Criminal Code for the Federal District and of the Criminal Codes for all other States of the Mexican Republic where it is exercised, assist the Public Prosecutor as civil party as well as to demand the restoration of the damages derived from the crime.

      (F) To file and withdraw from all kind of lawsuits, challenges, incidents, remedies and ordinary or extraordinary appeals, actions and proceedings of a civil, mercantile, criminal, administrative, litigious and labor nature, and to file "amparo" proceedings and withdraw therefrom.

      (G) To have a general power-of-attorney for acts of ownership under the terms of the third paragraph of article two thousand five hundred and fifty-four of the FEDERAL CIVIL CODE in force and its correlative articles of the Civil Codes for the other states of the Mexican Republic and the Federal District, or abroad where it is exercised, and to draw, accept, endorse, grant and aval or in any other manner subscribe credit instruments according to the provisions of article nine of the General Law of Credit Instruments and Operations.

      (H) To appoint the attorneys-in-fact of the Company granting them such authorities as he may deem convenient, within the scope of his attributions, being able to revoke the powers-of-attorney he had granted.

      (I) To open and cancel bank accounts on behalf of the Company as well as to make deposits and draw against them and to appoint those persons to sign such accounts.

      (J) To appoint attorneys-in-fact to attend the meetings of the companies in whose capital stock this Company participates and to vote on the matters for which they were called and in the sense previously determined by the Board of Directors.

      (K) To appoint the members of the Executive Committee of the Company.

      (L) To create special committees and to appoint members thereof, as well as their authorities, duties and remunerations.



                                   CHAPTER VI

                           SURVEILLANCE OF THE COMPANY


      ARTICLE THIRTY-SIX. The surveillance of the Company shall be trusted to one Statutory Auditor whom shall be appointed by the General Ordinary Shareholders Meeting in accordance with Article Twenty-Two herein, who may have his respective Alternate. The Statutory Auditor does not need to be a shareholder of the Company and shall be appointed for terms of one year, but may be reelected once or several times, and shall continue in office until the Meeting makes new appointments, and the one appointed take office. The Statutory Auditor must be independent from the Company, and for such purpose the following shall not be considered as independent: (a) such persons that act as employees or officers of the Company, including the persons that occupied such office during the immediately preceding fiscal year in which they are appointed, (b) any shareholder of the Company, (c) such persons that are shareholders of the Company that, without being employees or officers of the Company, have mandate or command powers over officers of such Company, (d) any employee of any shareholder of the Company or of any company that is under the Control (as such term is defined in Article Nine Clause Second of these by-laws) of any shareholder, (e) any consultant or service provider that receives more than 1% (one percent) of their income from any shareholder, (f) those persons that are partners or employees of the companies or associations that render consulting and supporting services to the Company or the companies that are part of the same economic group to which the Company is a part of , whose income for providing such services represents 10% (ten percent) or more of their income,
(g) clients, providers, debtors, creditors, partners or employees of a company or economic entity that is an important client, provider, debtor or creditor of the Company or any of its subsidiaries, considered for this purpose as important clients or providers such entities whose sales with the Company or any of its subsidiaries, represent 10% (ten percent) or more of the total volume of sales of the corresponding entity; and by important creditor and debtor, such entities whose amount of the corresponding credit represents 10% (ten percent) or more of the volume of total assets of such persons, (h) employees of a foundation, association or partnership that receive important donations from the Company, considered as important donations those that represent 5% (five percent) or more of the total donations received by such institutions, (i) general directors or high level officers of a company in whose board of directors the President, Vice-presidents, general director or any other high level officer of the Company participates, (j) those persons that are considered as a Competitor (as such term is defined in Article Nine Section Second of these by-laws) of the Company or any of its Subsidiaries or Affiliates or Related Parties (as such terms are defined in Article Nine Section Second of these By-laws), (k) those persons that are shareholders, officers, directors, clients, providers, important creditors or debtors of a Competitor (as such term is defined in Article Ninth Section Second of these by-laws) of the Company or any of its Subsidiaries or Affiliates or Related Parties(as such terms are defined in Article Nine Section Second of these By-laws), (l) those persons that, directly or indirectly, have business relations or contract relations with a Competitor of the Company or its Subsidiaries or Affiliates or Related Parties(as such terms are defined in Article Nine Section Second of these By-laws) or have or have had the legal representation or are lawyers of a Competitor of the Company or its Subsidiaries or Affiliates or Related Parties(as such terms are defined in Article Nine Section Second of these By-laws) or receive, directly or indirectly, any fees, price or economic benefit of a Competitor of the Company or its Subsidiaries or Affiliates or Related Parties(as such terms are defined in Article Nine Section Second of these By-laws), (m) those persons that, directly or indirectly, provide their services or support a Competitor of the Company or its Subsidiaries or Affiliates or Related Parties(as such terms are defined in Article Nine Section Second of these By-laws), not withstanding the amount of fees, prices, economic remunerations or benefits that they receive from the Competitor of the Company or its Subsidiaries or Affiliates or Related Parties (as such terms are defined in Article Nine Section Second of these By-laws) or have received any fee, price, economic remuneration or benefit from a Competitor of the Company or its Subsidiaries or Affiliates or Related Parties (as such terms are defined in Article Nine Section Second of these By-laws) during the 5 (five) previous years from the date in which their appointment as director of the Company is proposed,
(n) those persons that directly or through any Persons or any Related Party (as such terms are defined in Article Nine Section Second of these By-laws) to them, are shareholders of a Person (as such terms are defined in Article Nine Section Second of these By-laws)that is holder of 10% (ten percent) or more shares issued by the Company or has the right, jointly or severally with a Related Party (as such term is defined in Article Nine Section Second of these By-laws), to exercise its voting right on shares issued by the Company, representing 10% (ten percent) or more of the capital stock, and (n) the spouse or concubine, as well as their family by consanguinity, affinity or civil, up to five degrees, without any limitation, of the persons mentioned in the foregoing paragraphs (a) through (n). The foregoing, in the understanding that in connection to the provisions of paragraphs (k), (l) and (m) , the persons who are intended to be appointed as Statutory Auditors shall not lose their independent character when its sole relation or link with a Competitor of the Company or its Subsidiaries or Affiliates or Related Parties (as such terms are defined in Article Nine Section Second of these By-laws), derives, directly or indirectly, from accounting or auditing services to that Competitor or when the fees, prices, economic remunerations or benefits have been received from a Competitor of the Company or its Subsidiaries or Affiliates or Related Parties (as such terms are defined in Article Nine Section Second of these By-laws) exclusively from rendering accounting and auditing services to that Competitor.


      The Statutory Auditor shall have the authorities and obligations listed in article one hundred and sixty-six of the General Law of Commercial Companies. Also, it shall be summoned, additionally from the meetings of the Board of Directors, to all the meetings of the Executive Committee and the Auditors Committee, to which it shall assist with voice but without voting rights.

      The holders of ordinary shares and, if applicable, the holders of non-voting shares, that represent at least ten percent of the capital stock, may appoint a Statutory Auditor. The Statutory Auditor appointed by such shareholders can only be revoked when the others Statutory Auditors are revoked.



      ARTICLE THIRTY-SEVEN. When taking office, the Statutory Auditory and his Alternate must guarantee their management by depositing at the treasury of the Company the amount of $100,000 (ONE HUNDRED THOUSAND 11/100 Mex. Cy.) in cash, or granting a bond in said amount that they may not withdraw until their management has been approved by the Shareholders Meeting. The Statutory Auditor shall receive the fees annually stated by the Ordinary Shareholders Meeting.



                                 CHAPTER VII

                    FISCAL YEAR AND FINANCIAL INFORMATION


      ARTICLE THIRTY-EIGHT. The fiscal year of the Company shall coincide with the calendar year. In the event that the Company enters into liquidation proceedings or is merged, its fiscal year shall end before the date on which it undergoes liquidation proceedings or is merged and it shall be considered that there shall be a fiscal year all the time the Company is under liquidation; this last fiscal year must coincide with the provisions of the applicable fiscal laws.

      ARTICLE THIRTY-NINE. Within the four months following the end of each fiscal year, the Board of Directors shall prepare, at least, the following financial information:

      (a) A report from the Board of Directors on the progress of the Company during the fiscal year, as well as the policies followed by the Board itself, and, if any, on the main existing projects;

      (b) A report stating and explaining the main accounting and information criteria and policies followed in the preparation of the financial information;

      (c) A statement showing the financial condition of the Company as at the end of the fiscal year;

      (d) A statement showing, duly explained and classified, the results of the Company during the fiscal year;

      (e) A statement showing the changes in the financial condition of the Company during the fiscal year;

      (f) A statement showing the changes in the items forming the corporate patrimony, which occurred during the fiscal year; and

      (g) Notes that may be necessary to fully clarify the information contained in the above-mentioned statements.



                                 CHAPTER VIII

                              PROFITS AND LOSSES


      ARTICLE FORTY. From the net profits of each fiscal year, according to the financial statements, the following applications shall be made once the amounts necessary to: (i) make the payments or the provisions to pay the respective taxes; (ii) the funds that may be set aside in a compulsory manner by operation of law; (iii) if any, the redemption of losses of previous fiscal years; and
(iv) the payments charged to the general expenses of the fiscal year which had been made to pay the members of the Board of Directors, Statutory Auditors and Director General, have been deducted:


      1. Five percent shall be set aside to create, increase or if necessary, replenish the reserve fund, until said fund equals twenty percent of the paid-up capital stock.

      2. The amounts that the Meeting resolves to assign to create or increase general or special reserves, including, if applicable, the reserve to repurchase shares or securities representing them, referred to in Article Eighth of these by-laws.

      3. From the remaining amount, the sum necessary to pay all shareholders the dividends which, if any, were decreed by resolution of the Meeting and under the terms provided for in Article Seven of these By-laws shall be taken.

      4. The surplus, if any, shall remain available for the Meeting or for the Board of Directors, if so authorized by the Meeting itself. The Meeting may apply the surplus as it may deem convenient for the interest of the Company and its shareholders.

      5. In the event of capitalization of accounting capital accounts, all the shareholders will have the right to the corresponding proportional part of such accounts, so they will receive shares of the class or series that the shareholders meeting determines.

      ARTICLE FORTY-ONE. Losses, if any, shall be borne by all shareholders in proportion to the number of their shares, without their liability exceeding the amount of their contributions.

                                  CHAPTER IX

                         DISSOLUTION AND LIQUIDATION


      ARTICLE FORTY-TWO. The Company shall be dissolved in any of the events provided for by article Two hundred and twenty-nine of the General Law of Commercial Companies.

      ARTICLE FORTY-THREE. Once the Company has been dissolved, it shall enter liquidation proceedings. The Extraordinary Shareholders Meeting shall appoint one or more regular liquidators, being able to appoint their respective alternates, if it so wishes, who shall have the authorities that the Law or the Shareholders Meeting appointing them shall determine.

      ARTICLE FORTY-FOUR. Once the Company has been dissolved, it shall enter liquidation proceeding, which shall be carried out by one or more liquidators. In order to adopt resolutions with respect to the appointment and/or removal of the liquidator or liquidators, it will be necessary the favorable vote of the majority of Series "A" represented in the corresponding General Extraordinary Shareholders Meeting. The liquidator or liquidators appointed pursuant to these by-laws and the General Law of Commercial Companies, shall carry out the liquidation according to the basis which, if any, had been determined by the Meeting and in the absence thereof, in accordance with the following bases and in accordance with the provisions of the respective chapter of the General Law of Commercial Companies:


      (a) They shall complete the businesses in the manner they may deem the most convenient;

      (b) They shall pay the credits and the debts by disposing of the assets of the Company that may be necessary to sell for such purpose;

      (c) They shall prepare the final liquidation balance sheet; and

      (d) Once the final liquidation balance sheet has been approved, they shall allocate the liquid assets as follows:

            d.1.- Series "D" shareholders shall be paid a preferred accumulative dividend equivalent to five percent on the theoretical value of the shares corresponding to them and which have not been paid, as indicated, before allocating the allocable remainder.

            d.2.- Following and once the dividend to which paragraph d-One refers, the holders of Series "D" shares shall receive a payment corresponding to the refund per share equivalent to its theoretical value of $0.00683551495 Mexican Pesos per share.

            d-3.- Once the item referred to in paragraph d.1 and d.2 above have been paid, a payment per share to each of Series "A", "B" and "L" shareholders equivalent to the payment received by each of Series "D" shareholders shall be made according to the above two paragraphs.

            d.4.- The remainder shall be distributed equally among all shareholders in proportion to the number of shares and the amount paid each of them hold.

      In the event of controversy among the liquidators, the Statutory Auditor must call a Shareholders Meeting for it to resolve the questions regarding any controversy which may have arisen.

      ARTICLE FORTY-FIVE. During the liquidation proceedings, the Meeting shall be held in the manner provided for in these By-laws, and the liquidator or liquidators shall carry out functions equivalent to those corresponding to the Board of Directors during the normal existence of the Company, and the Statutory Auditor shall continue fulfilling, regarding the liquidator or liquidators, the functions he had carried out during the existence of the corporation, regarding the Board of Directors.



                                  CHAPTER X

                         JURISDICTION AND COMPETENCE


      ARTICLE FORTY-SIX. For the construction of and compliance with these By-laws, the Shareholders expressly submit to the competence of the courts of Mexico City, Federal District, for which reason they waive any other forum that may correspond to them by reason of their domicile.



                                  CHAPTER XI

                              SPECIAL PROVISIONS


      ARTICLE FORTY-SEVEN. In the event of cancellation of the registration of the shares representing the capital stock of the Company in the Securities Section of the National Securities Registry, the shareholders who hold the majority of the ordinary shares or that have the possibility, under any title, to impose decisions in the general shareholders meetings or to appoint the majority of the members of the Board of Directors of the Company, must carry out a tender offer, before to the cancellation. The shareholders mentioned must transfer into a trust, for a period of time of at least six months, the necessary funds, to buy at the same price of the tender offer, the shares of the investors that do not participate in such offer, in the event that once the tender offer has been carried out and before the cancellation of the registration of the shares representing the capital stock of the Company or any other securities issued pursuant to shares in the National Securities Registry, the above mentioned shareholders do not achieve to acquire the 100% of the capital stock paid.


The tender offer above mentioned must be carried out at least at the highest price between (i) the Market Price (as such term is defined below), or (ii) the book value of the shares as determined pursuant to the latest quarterly financial information filed with the National Securities and Exchange Commission and the Mexican Stock Exchange before the beginning of the tender offer, except when such value has been modified pursuant to the applicable criteria to the determination of relevant information, in which case, the most recent financial information of the Company must be considered.

For purposes of the above mentioned, "Market Price" shall be understood as the average trading price of the closing operations during the last 30 days on which the shares were quoted prior to the date on which the tender offer is made, during a period that cannot be of more than six months. In the event that the number of days in which the shares have been traded during the above period is less than thirty, it will be taken into consideration the number of days in which were effectively traded. In the event that the shares are not trade in such period, it will be taken into account the book value of the shares. In the event that the tender offer comprises more than one series of shares, the average trading price referred above, must be done for each one of the series that is might be cancelled, taking into consideration for purposes of the Market Price for the tender offer of all the series, the highest average.

      The Board of Directors of the Company, during the next five business days prior to the beginning of the tender offer, must disclose its opinion, with respect to the justification of the price of the tender offer, in which it will take into account the interest of the minority shareholders in order to comply with the provisions set forth in article 16, second paragraph of the Securities Law an the opinion of the Audit Committee, which in case this last one is contrary, its must be disclosed. If the Board of directors is precluded from making this determination as a result of a conflict of interest, the Board's resolution must be based on a fairness opinion issued by an Independent Expert selected by the Audit Committee, making special emphasis to the rights of the minority shareholders.

      The shareholders that hold the majority of the ordinary shares or that have the possibility, under any title, to impose decisions in the general shareholders meetings or to appoint the majority of the members of the Board of Directors of the Company, will not be bound to carry out the tender offer above mentioned to cancel the registration, if the consent of the shareholders that represent at least 95% of the capital stock of the Company is accredited through a shareholders meeting and that the amount to be offered for the shares to be publicly-traded among the Public Investors (as defined below) is less than 300,000 UDIs, as provided in this Article. The above mentioned, in the understanding that in order to request and obtain the cancellation, the Company must create the trust referred to in this Article and notify the cancellation and creation of the trust through the electronic system of information, or the equivalent, authorized to the Mexican Stock Exchange by the National Securities and Exchange Commission.

      For purposes of the above paragraph, "Public Investors" shall be understood as the person or persons that keep securities of the Company, different from this last one, but always in the case that they are not located in any of the provisions of the Securities Law or the general dispositions or regulations issued by the National Securities and Exchange Commission.

      The provisions of this Article must be applicable to the ordinary certificates of participation issued upon shares of the Company.

      The shareholders bounded to carry out the tender offer provided in this Article, may request to the National Securities and Exchange Commission to authorize them, considering the financial situation and perspectives of the Company, use a different base for the determination of the price referred to above in this Article, only in the case they present the prior resolution of the Board of Directors, prior favorable opinion of the Audit Committee in which the are explained the reasons in order to consider a different price, together with an inform of the Independent Expert making special emphasis that the price complies with provisions set forth in article 16 of the Securities Law.



                                 CHAPTER XII

                             TRANSITORY ARTICLES


      ARTICLE ONE-TRANSITORY. It is hereby approved that the Restructure of the Series of Shares representing the capital stock shall become effective December 13, 1993 at the close of the market operations, save in the event that the Board of Directors suspends the effects of such Restructure.

      ARTICLE TWO-TRANSITORY. Grupo Televicentro, S.A. de C.V., the subsidiaries of Grupo Televicentro, S.A. de C.V. and the shareholders of Grupo Televicentro, S.A. de C.V. (the "Founding Shareholders") bind themselves, for a ten-year period as from the date on which the Restructure of the Series of the Shares representing the capital stock is made, that the voting right corresponding to them by the fact of being the holders of Series "L" shares shall be exercised in the same sense on which the majority of all other Series "L" shares are voted so that public investors may determine the sense of the vote corresponding to such Series of shares.